UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EPIC STORES CORP.

(Exact name of registrant as specified in its charter)

Nevada	5900	45-5355653
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20805 North 19th Avenue, #2 Phoenix, Arizona, 85027 (855) 636-3742
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
National Registered Agents, Inc. of NV 311 S. Division St. Carson City, NV 89703 (800) 550-6724
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy of Communications To: Clark Wilson LLP Suite 900 - 885 West Georgia Street Vancouver, British Columbia V6C 3H1, Canada Telephone: (604) 687-5700 Attention: Mr. Virgil Z. Hlus
From time to time after this registration statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[_]	Accelerated filer	[_]
Non-accelerated filer	[_]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share (3) (4)	Proposed Maximum Aggregate Offering Price (3) (4)	Amount of Registration Fee (4)
Common Stock, par value $0.0001 per share, to be offered for resale by selling stockholders	8,115,566	$1.32	$10,712,547.12	$1,078.75 (5)

(1)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.
(2)	Consists of (i) up to 3,906,168 shares of common stock that may be issued upon conversion of 10% senior secured convertible promissory notes issued or to be issued pursuant to a securities purchase agreement dated January 27, 2016, as amended April 1, 2016, with Old Main Capital, LLC; (ii) up to 1,534,842 shares of common stock that may be issued upon conversion of an 8% senior convertible promissory note dated January 27, 2016, as amended April 1, 2016, in the principal amount of $500,000 issued to Old Main Capital, LLC; (iii) up to 1,274,556 shares of common stock that may be issued upon conversion of a 10% senior secured convertible promissory note dated April 1, 2016 in the principal amount of $266,000 issued to Old Main Capital, LLC pursuant to an assignment and exchange agreement dated April 1, 2016 with Old Main Capital, LLC; (iv) up to 500,000 shares of common stock held by Connor Clay; (v) up to 400,000 shares of common stock held by Vista Partners LLC; and (vi) up to 500,000 shares of common stock that may be issued upon conversion of a convertible promissory note dated April 5, 2016 in the principal amount of $450,000 issued to ZSL Trust Dated March 12, 2010 pursuant to an assignment agreement dated April 5, 2016 with ZSL Trust Dated March 12, 2010.
(3)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.
(4)	Based on the closing price per share of $1.32 of the registrant’s common stock on April 8, 2016, as reported by the OTCQB operated by the OTC Markets Group.
(5)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 13, 2016

PROSPECTUS

EPIC STORES CORP.

8,115,566 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders (the “Selling Stockholders”) identified in this prospectus of up to 8,115,566 shares of our common stock, par value $0.0001 per share, consisting of: (i) up to 3,906,168 shares of common stock that may be issued upon conversion of 10% senior secured convertible promissory notes issued or to be issued pursuant to a securities purchase agreement dated January 27, 2016, as amended April 1, 2016, with Old Main Capital, LLC; (ii) up to 1,534,842 shares of common stock that may be issued upon conversion of an 8% senior convertible promissory note dated January 27, 2016, as amended April 1, 2016, in the principal amount of $500,000 issued to Old Main Capital, LLC; (iii) up to 1,274,556 shares of common stock that may be issued upon conversion of a 10% senior secured convertible promissory note dated April 1, 2016 in the principal amount of $266,000 issued to Old Main Capital, LLC pursuant to an assignment and exchange agreement dated April 1, 2016 with Old Main Capital, LLC; (iv) up to 500,000 shares of common stock held by Connor Clay; (v) up to 400,000 shares of common stock held by Vista Partners LLC; and (vi) up to 500,000 shares of common stock that may be issued upon conversion of a convertible promissory note dated April 5, 2016 in the principal amount of $450,000 issued to ZSL Trust Dated March 12, 2010 pursuant to an assignment agreement dated April 5, 2016 with ZSL Trust Dated March 12, 2010.

The Selling Stockholders may offer and sell or otherwise dispose of the shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at negotiated prices, or at fixed prices. See “Plan of Distribution” beginning on page 18 for more information.

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholders. We will pay for expenses of this offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

Our common stock is currently quoted on the OTCQB marketplace operated by the OTC Markets Group under the symbol “EPSC”. On May 12, 2016, the last reported sale price of our common stock on the OTCQB marketplace was $0.39 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus _____, 2016.

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 ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Stockholders may, from time to time, offer and sell up to 8,115,566 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the Selling Stockholders may offer. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us” or “our” refer to Epic Stores Corp. and our wholly-owned subsidiaries, Epic Stores Corp., Epic Stores, LLC, Epic Stores 2 LLC and Epic Stores III LLC, on a consolidated basis.

Effective August 18, 2015, we completed a reverse split of our authorized and issued and outstanding shares of common stock, on the basis of one new share of common stock for each 2.4 shares of authorized, issued and outstanding shares of common stock prior to completion of the reverse split. In accordance with Staff Accounting Bulletin Topic 4.C of the SEC, the equity presentation has been retroactively applied to the disclosure herein.

References to “Selling Stockholders” refer to those stockholders listed herein in the section entitled “Selling Stockholders”, and their successors, assignees and permitted transferees.

ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about our company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of our company and its subsidiaries. We caution our stockholders and other readers not to place undue reliance on such statements.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in the section entitled “Risk Factors” beginning on page 7 of this prospectus.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making an investment decision, especially the information presented under the heading “Risk Factors”.

The Offering

The Selling Stockholders identified in this prospectus may offer and sell up to 8,115,566 shares of our common stock, consisting of: (i) up to 3,906,168 shares of common stock that may be issued upon conversion of 10% senior secured convertible promissory notes issued or to be issued pursuant to a securities purchase agreement dated January 27, 2016, as amended April 1, 2016, with Old Main Capital, LLC; (ii) up to 1,534,842 shares of common stock that may be issued upon conversion of an 8% senior convertible promissory note dated January 27, 2016, as amended April 1, 2016, in the principal amount of $500,000 issued to Old Main Capital, LLC; (iii) up to 1,274,556 shares of common stock that may be issued upon conversion of a 10% senior secured convertible promissory note dated April 1, 2016 in the principal amount of $266,000 issued to Old Main Capital, LLC pursuant to an assignment and exchange agreement dated April 1, 2016 with Old Main Capital, LLC; (iv) up to 500,000 shares of common stock held by Connor Clay; (v) up to 400,000 shares of common stock held by Vista Partners LLC; and (vi) up to 500,000 shares of common stock that may be issued upon conversion of a convertible promissory note dated April 5, 2016 in the principal amount of $450,000 issued to ZSL Trust Dated March 12, 2010 pursuant to an assignment agreement dated April 5, 2016 with ZSL Trust Dated March 12, 2010.

We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholders. We will pay for expenses of this offering, except that the Selling Stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their respective legal counsel applicable to the sale of their respective shares.

Our common stock is currently quoted on the OTCQB marketplace operated by the OTC Markets Group under the symbol “EPSC“.

You should consider the matters set forth in the section entitled “Risk Factors” beginning on page 7, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding to invest in shares of our common stock.

Financing from Old Main Capital, LLC

Pursuant to a securities purchase agreement dated January 27, 2016, as amended April 1, 2016 (the “Purchase Agreement”), with Old Main Capital, LLC (“Old Main”), Old Main agreed to purchase an aggregate of up to $750,000 in subscription amount corresponding to an aggregate of up to $815,217 in principal amount of 10% senior secured convertible promissory notes (the “10% Notes”) due, subject to the terms therein, 12 months from the date of issuance. The purchase is to occur in up to four tranches, of which the first tranche of $250,000 closed upon the execution of the Purchase Agreement, the second tranche of $250,000 closed on April 1, 2016 (being within three trading days after filing of our annual report on Form 10-K for the year ended December 31, 2015), the third tranche of $125,000 to occur on the Friday after three trading days after the date that a registration statement (the “Registration Statement”) registering shares of our common stock issuable upon conversion or redemption of the 10% Notes and issuable in lieu of the cash payment of interest on the 10% Notes is filed with the Securities and Exchange Commission (the “SEC”), and the fourth tranche of $125,000 to occur on the Friday after three trading days of the date that the Registration Statement is declared effective by the SEC. Old Main is not required to fund any of the second through fourth tranches if: (a) an event of default occurs, (b) we have not timely filed (or obtained extensions and filed within the applicable grace period) all reports other than Form 8-K reports required to be filed pursuant to the Securities Exchange Act of 1934 and (c) our common stock is not DWAC eligible or is subject to a “DTC” chill.

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The 10% Notes will bear interest at the rate of 10% per annum, which interest amount will be guaranteed for six months and such interest due on the 10% Notes for a period of six months will be deemed earned as of the original issue date of the 10% Notes. All overdue accrued and unpaid interest to be paid under the 10% Notes will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. At any time upon 10 days written notice to the holder of the 10% Notes, we may prepay any portion of the principal amount of the 10% Notes and any accrued and unpaid interest by paying the principal amount of the 10% Notes and interest multiplied by 130%. At any time after the issue date of the 10% Notes, the holder may convert the 10% Notes into shares of our common stock at the holder’s option. The conversion price will be equal to the lower of (i) $0.63 (the “10% Fixed Conversion Price”), (ii) 50% of the lowest daily volume weighted average price of our common stock (the “VWAP”) in the 30 trading days prior to the conversion date, or (iii) the conversion price of any other 10% Note. If we sell or issue any common stock or certain common stock equivalents at an effective price per share that is lower than the 10% Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

On January 29, 2016, we issued Old Main a 10% Note in the principal amount of $271,739 with the original issue date of January 27, 2016, as amended on April 1, 2016, in exchange for $250,000 pursuant to the Purchase Agreement. On April 1, 2016, we issued Old Main a 10% Note in the principal amount of $271,739 with the original issue date of April 1, 2016 in exchange for $250,000 pursuant to the Purchase Agreement. At any time after the issue date of the 10% Notes, the holder may convert the 10% Notes into shares of our common stock at the holder’s option. The conversion price will be equal to the lower of (i) the 10% Fixed Conversion Price, (ii) 50% of the lowest VWAP in the 30 trading days prior to the conversion date, or (iii) the conversion price of any other 10% Note. If we sell or issue any common stock or certain common stock equivalents at an effective price per share that is lower than the 10% Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

Pursuant to a registration rights agreement dated January 27, 2016, as amended April 1, 2016, with Old Main, we are obligated to file a Registration Statement to register the resale of the shares of our common stock issuable upon conversion of: (i) the 10% Notes issued or to be issued pursuant to the Purchase Agreement, (ii) the 8% Note (as defined below), and (iii) a 10% Note (the “Exchange Note”) in the principal amount of $266,000 with the original issue date of April 1, 2016 issued pursuant to an assignment and exchange agreement dated April 1, 2016 among Epic Stores Corp., Epic Stores LLC and Old Main.

On January 29, 2016, our subsidiaries jointly and severally agreed to guarantee and act as surety for the payment of the 10% Notes issued or to be issued pursuant to the Purchase Agreement pursuant to a subsidiary guarantee dated January 27, 2016. In addition, on January 29, 2016, Epic Stores Corp. and its subsidiaries entered into a security agreement dated January 27, 2016 with Old Main, pursuant to which Epic Stores Corp. and its subsidiaries agreed to pledge, grant and hypothecate to Old Main a perfected, first priority security interest in and to, a lien upon, and a right of set-off against, all of their respective right, title and interest of whatsoever kind and nature in and to, the collaterals, including all goods, all contract rights and other general intangibles, all accounts, and all investment property and general intangibles respecting ownership and/or other equity interests in each subsidiary of Epic Stores Corp.

On January 29, 2016, we issued Old Main an 8% senior convertible promissory note (the “8% Note”) in the principal amount of $500,000 with the original issue date of January 27, 2016, as amended April 1, 2016, for Old Main’s commitment to the equity line transaction and preparation of the related transaction documents. The 8% Note bears interest at the rate of 8% per annum. All overdue accrued and unpaid interest to be paid under the 8% Note will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. At any time upon 10 days written notice to the holder of the 8% Note, we may prepay any portion of the principal amount of the 8% Note and any accrued and unpaid interest by paying the principal amount of the 8% Note and interest multiplied by 130%. At any time after the issue date of the 8% Note, the holder may convert the 8% Note into shares of our common stock at the holder’s option. The conversion price will be equal to the lower of (i) $0.98 (the “8% Fixed Conversion Price”), (ii) 50% of the lowest VWAP in the 30 trading days prior to the conversion date, or (iii) the conversion price of any other 8% Note. If we sell or issue any common stock or certain common stock equivalents at an effective price per share that is lower than the 8% Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

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Old Main is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities to Old Main, we relied on and intend to rely on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

On April 1, 2016, Epic Stores Corp. and Epic Stores LLC, a wholly-owned subsidiary of Epic Stores Corp., entered into an Assignment and Exchange Agreement with Old Main, pursuant to which Epic Stores LLC agreed to assign certain Loan Agreement dated as of February 26, 2016 (the “Old Main Loan”) between Epic Stores LLC and Old Main to Epic, Old Main agreed to surrender the Old Main Loan to Epic Stores Corp. and, in exchange, we agreed to issue Old Main the Exchange Note. On April 1, 2016, we issued the Exchange Note to Old Main. We issued the Exchange Note, relying on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act.

Under these agreements, Old Main currently has the ability to cause our company to issue up to 6,279,648 shares of our common stock, subject to a beneficial ownership limitation which limits the total holdings of Old Main at any one time to 4.99% (subject to the adjustments in accordance with the terms of the convertible notes) of our issued and outstanding common stock.

The following table sets forth the terms of the outstanding convertible notes issued or to be issued to Old Main.

Summary of Old Main Convertible Note Financing
Issuance date	Note holder	Interest rate	Current Conversion price	Principal	Interest	Maturity date	Number of shares issuable upon conversion
January 27, 2016	Old Main	8%	0.25	500,000	11,555	January 27, 2017	2,046,220
January 27, 2016	Old Main	10%	0.25	271,739	13,587	January 27, 2017	1,141,304
February 26, 2016	Old Main	10%	0.25	181,857	-	September 26, 2016	727,428
April 1, 2016	Old Main	10%	0.25	271,739	13,587	April 1, 2017	1,141,304
April 15, 2016	Old Main	10%	0.25	135,869	6,793	April 15, 2017	570,648
Upon S-1 effectiveness	Old Main	10%	0.25	135,869	6,793	One year from issuance	570,648
Total				1,497,073	52,315		6,265,612

The conversion price of the convertible notes issued or to be issued to Old Main is based upon the trading prices of our common stock at the time of such conversion. If the trading prices of the common stock are low when the conversion price of the convertible notes is determined, we would be required to issue a higher number of shares of our common stock, which could cause substantial dilution to our stockholders. In addition, if Old Main converts its notes and sell our common stock, this could result in an imbalance of supply and demand for our common stock and reduce our stock price. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion.

In addition, the number of shares issuable upon conversion of the convertible notes is potentially limitless. While the overall ownership by Old Main of the convertible notes at any one moment is limited to 4.99% (subject to the adjustments in accordance with the terms of the convertible notes) of the outstanding shares of our common stock, Old Main is free to sell any shares it owns into the market, which have been issued to it, thereby enabling it to convert the remaining convertible notes.

Private Placement Financing, Shares for Services and Assignment of Loan

Effective December 10, 2015, we issued 500,000 shares of our common stock to Connor Clay at a price of $0.30 per share for total consideration of $150,000. We agreed with Mr. Clay that we will prepare and file a registration statement with respect to these shares with the SEC. The securities were issued to an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective December 31, 2015, we issued additional 500,000 shares of our common stock to Connor Clay at a price of $0.30 per share for total consideration of $150,000. We agreed with Mr. Clay that we will prepare and file a registration statement with respect to these shares with the SEC. Mr. Clay is an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended) and we issued these securities relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On November 20, 2015, we issued 200,000 shares of our common stock to Vista Partners LLC (“Vista”) in consideration for providing consulting services under an agreement dated July 24, 2015. We issued the shares to Vista in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act.

On January 24, 2016, we issued 200,000 shares of our common stock to Vista in consideration for providing consulting services under an agreement dated July 24, 2015. We issued the shares to Vista in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act.

Effective April 5, 2016, we entered into an assignment agreement (the “Assignment Agreement”) with Titan Investments, LLC (“Titan”) and ZSL Trust Dated March 12, 2010 (“ZSL”), whereby ZSL agreed to assume our debt to Titan in the amount of $450,000 (the “Tian Loan”). Titan is an entity controlled by Brian Davidson, President, Chief Executive Officer, Secretary, Treasurer and director of our company.

As consideration for the assumption of the Titan Loan by ZSL, we issued a convertible promissory note (the “ZSL Note”) dated April 5, 2016 to ZSL in the principal amount of $450,000. The ZSL Note has a maturity date of September 30, 2016 and bears interest at the rate of 4% per annum. The principal amount of the ZSL Note and accrued interest thereon will be convertible, at the option of ZSL, into shares of our common stock at a conversion price of $0.90 per share.

We issued and intend to issue these securities in reliance on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

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Business Summary

We were incorporated in the State of Nevada on April 30, 2012. On June 24, 2015, we entered into and closed a share exchange agreement dated June 24, 2015 (the “Exchange Agreement”) and completed the acquisition of Epic Stores Corp. (“Epic”), a Nevada corporation. As a result of our acquisition of Epic, we ceased to be a “shell company” as defined in Rule 12b-2 of the Exchange Act.

As a result of the closing of the Exchange Agreement, our principal offices are now located at 20805 North 19th Avenue, Suite 2, Phoenix, Arizona, USA 85027 and we have assumed the business operations of Epic.

We are a second hand goods retailer that operates second hand retail stores in the United States. We offer high quality, on-trend second hand clothing, accessories and household products at affordable prices. We are based in Phoenix, Arizona. As of December 31, 2015, we had approximately 165 employees and operated 10 retail stores in four states. In 2011, we opened our first retail store in Phoenix, Arizona. Since 2011, we have opened stores in Arizona, Nevada, Colorado, and Texas. All of our retail stores sell our products directly to consumers. We also operate a wholesale business that supplies used shoes, books and clothing to distributors.

Effective August 18, 2015, we completed a reverse split of our authorized and issued and outstanding shares of common stock, on the basis of one new share of common stock for each 2.4 shares of authorized, issued and outstanding shares of common stock prior to completion of the reverse split. In accordance with Staff Accounting Bulletin Topic 4.C of the SEC, the equity presentation has been retroactively applied to the disclosure herein.

As a former “shell company,” the limitation on public re-sales of our issued, restricted securities by our stockholders includes a prohibition against the use of Rule 144 of the Securities Act until such time as the conditions set forth in Rule 144(i) are met. Rule 144(i) provides that if the issuer of the securities previously had been a shell company but has ceased to be a shell company and is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Sections 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer a shell company, then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

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Summary Financial Information

We determined to treat the acquisition of Epic as a result of the Exchange Agreement as a reverse merger and recapitalization for accounting purposes, with Epic as the acquirer for accounting purposes. As such, the financial information, including the operating and financial results and audited and unaudited financial statements, included in this prospectus for periods prior to the year ended endd December 31, 2015 are that of Epic. The summary financial information set forth below has been derived from the financial statements of our company and Epic for the periods presented and should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus and in the information set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Balance Sheets Data	As of December 31, 2015 (audited) ($)	As of December 31, 2014 (audited) ($)	As of December 31, 2013 (audited) ($)
Cash	—	142,034	223,411
Working capital (deficit)	(2,855,818)	(609,576)	60,908
Total assets	1,654,594	1,659,376	946,662
Total liabilities	4,873,264	2,539,527	637,454
Total stockholders’ equity (deficit)	(3,218,670)	(880,151)	309,208
Accumulated deficit	(14,098,130)	(6,498,035)	(1,824,564)

Statements of Operations Data	Year Ended December 31, 2015 ($)	Year Ended December 31, 2014 ($)	Year Ended December 31, 2013 ($)
Total revenues	6,680,536	5,597,094	3,206,310
Cost of goods sold	1,587,566	1,753,496	521,097
Total operating expenses	11,676,145	7,991,762	4,110,740
Other income (expense)	(267,550)	(8,170)	(504)
Net loss	6,850,725	4,156,334	1,426,031
Basic loss per share	0.26	0.23	0.11
Pro forma basic loss per share(1)	0.26	$0.05	$0.02

(1)	Giving effect to the recapitalization of our common stock that occurred in connection with our acquisition of Epic on June 24, 2015.
Pro-forma basic and diluted loss per share for the year ended December 31, 2013 and 2014 have been calculated based on the weighted average number of shares of the Company's common stock outstanding plus the shares of the Company's common stock that were issued and cancelled in connection with the closing of the Exchange Agreement.

	December 31, 2014	December 31, 2013
Pro forma net loss available to stockholders	$(4,156,334)	(1,426,031)
Denominator:
Weighted average issued and outstanding shares of common stock	61,068,500	61,068,500
Shares of common stock issued to Epic stockholders per share Exchange Agreement	47,903,928	47,903,928
Shares of common stock issued pursuant to terms of concurrent financing	6,258,654	6,258,654
Less: Shares cancelled upon close of Exchange Agreement	(33,000,000)	(33,000,000)
Pro forma weighted average shares outstanding	82,231,082	82,231,082
Basic pro forma loss per share	(0.05)	(0.02)

Our auditors issued a going concern opinion on our audited financial statements for the year ended December 31, 2015. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. There is no assurance we will ever reach this point. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. The continuation of our business is dependent upon obtaining further financing and achieving more profitable operations. If we issue additional equity securities, the equity interests of our current or future stockholders could be significantly diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

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RISK FACTORS

Readers and prospective investors in our common stock should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this prospectus.

If any of the following risks actually occurs, our financial condition, results of operations and liquidity could be materially adversely affected. If this were to happen, the value of our common stock could decline, and if you invest in our common stock, you could lose all or part of your investment.

The discussion below highlights some important risks we have identified related to our business and operations and an investment in shares of our common stock, but these should not be assumed to be the only factors that could affect our future performance and condition, financial and otherwise. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

Risks Related to Our Business

Our future success depends, in part, upon our ability to anticipate and respond to changing consumer preferences, trends and competitive environment in a timely manner.

Our future success depends, in part, upon our ability to identify and respond to shopping trends in a timely manner. The second hand retail apparel business fluctuates according to changes in the economy and customer preferences, dictated by economic factors and seasons. These fluctuations especially affect the inventory possessed by secondary retailers because merchandise typically is collected in advance of the selling season and is provided based on consumers’ percentage of discarded merchandise. While we endeavor to test many merchandise items from our suppliers before ordering large quantities, we are still susceptible to poor or low quality merchandise and fluctuations in customer demands.

In addition, the cyclical nature of the retail business requires that we carry a significant amount of inventory, especially during our peak selling seasons. As a result, we are vulnerable to changes in consumer demand, pricing shifts and the timing and selection of merchandise purchases. The failure to enter into agreements for the purchase of merchandise in a timely manner could, among other things, lead to a shortage of inventory and lower sales.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have not yet established an ongoing source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. Our ability to continue as a going concern is dependent on our company obtaining adequate capital to fund operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to significantly curtail or cease operations. In its report on our financial statements for the year ended December 31, 2015, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The success of our operations depends upon the effect of economic pressures and other business factors.

The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions affecting disposable consumer income, such as payroll taxes, employment, consumer debt, interest rates, increases in energy costs and consumer confidence. There can be no assurance that consumer spending will not be further negatively affected by general, local or international economic conditions, thereby adversely impacting our business and results of operations.

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Our business is subject to seasonality.

Historically, our operations have been seasonal, with a large portion of total net revenue and operating income occurring in the first and fourth fiscal quarters, reflecting increased demand during tax rebates and year-end holiday selling seasons, respectively. As a result of this seasonality, any factors negatively affecting us during the first and fourth fiscal quarters of any year, including adverse weather or unfavorable economic conditions, could have a material adverse effect on our financial condition and results of operations for the entire year. Our quarterly results of operations also may fluctuate based upon such factors as the timing of certain holiday seasons, the number and timing of new store openings, the acceptability of seasonal merchandise offerings, competitive factors, weather and general economic conditions.

Our overall profitability depends on our ability to react to raw material cost, labor and energy cost increases.

Increases in our costs, such as raw materials, labor and energy, may reduce our overall profitability. Specifically, fluctuations in the cost associated with the collection of merchandise we purchase from our suppliers impacts our cost of sales. Additionally, increases in other costs, including labor and energy, could further reduce our profitability if not mitigated.

Our ability to drive improved performance will depend in part on our ability to rebalance our store fleet and drive improved performance through new store openings, selective closings and existing store remodels and expansions.

Our ability to drive improved performance will depend in part on our ability to expand stores on a timely and profitable basis. During fiscal 2016, we plan to open approximately 8 new stores in North America. Accomplishing our expansion goals will depend upon a number of factors, including the ability to obtain suitable sites for new and expanded stores at acceptable costs, the hiring and training of qualified personnel, particularly at the store management level, the integration of new stores into existing operations, and the expansion of our buying and inventory capabilities. There can be no assurance that we will be able to achieve our store expansion and rebalancing goals, manage our growth effectively, successfully integrate the planned new stores into our operations or operate our new stores profitably.

The financial failure of a key supplier could disrupt our operations.

Our merchandise is collected by suppliers nationwide. Although we purchase approximately one third of our merchandise through a single agent, we do not maintain any exclusive commitments to purchase from any one supplier. Because we have a nationwide supply chain, any event causing the disruption of product, including the insolvency of a significant supplier or a major labor slow-down, strike or dispute, including any actions involving trucking, transloaders, consolidators or shippers, could have an adverse effect on our operations. Given the volatility and risk in the current markets, our reliance on external suppliers leaves us subject to certain risks should one or more of these external suppliers become insolvent. Although we monitor the financial stability of our key suppliers and plan for contingencies, the financial failure of a key supplier could disrupt our operations and have an adverse effect on our cash flows, results of operations and financial condition.

Information technology system disruptions and inaccurate system information could have a material adverse effect on our results of operations.

We regularly evaluate our information technology systems and are currently implementing modifications and/or upgrades to the information technology systems that support our business. Modifications include replacing legacy systems with successor systems, making changes to legacy systems or acquiring new systems with new functionality. We are aware of inherent risks associated with operating, replacing and modifying these systems, including inaccurate system information and system disruptions. There is a risk that information technology system disruptions and inaccurate system information, if not anticipated and/or promptly and appropriately mitigated, could have a material adverse effect on our results of operations.

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If we fail to safeguard against security breaches with respect to our information technology systems, we could be exposed to a risk of loss or misuse of this information and potential liability.

Our business employs systems and websites that allow for the storage and transmission of proprietary or confidential information regarding our business, customers and employees, including credit card information. Security breaches could expose us to a risk of loss or misuse of this information and potential liability. We may not be able to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks may cause us to incur increased costs, including costs to deploy additional personnel and protection technologies, train employees and engage third party experts and consultants. Advances in computer capabilities, new technological discoveries or other developments may result in the technology used by us to protect transaction or other data being breached or compromised. Data and security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breach by employees or persons with whom we have commercial relationships that result in the unauthorized release of personal or confidential information. Any compromise or breach could result in a violation of applicable privacy and other laws, significant financial exposure and a loss of confidence in our security measures, which could have an adverse effect on our results of operations and our reputation.

We rely on key personnel.

Our success depends to a significant extent upon our ability to attract and retain qualified key personnel, including senior management. Collective or individual changes in our senior management and other key personnel could have an adverse effect on our ability to determine and execute our strategies, which could adversely affect our business and results of operations. There is a high level of competition for senior management and other key personnel, and we cannot be assured we will be able to attract, retain and develop a sufficient number of qualified senior managers and other key personnel.

Risks Related to Ownership of Our Common Stock

The lower our stock price, the lower the fluctuating, below market price conversion rate for the convertible notes issued or to be issued to Old Main will be and the greater number of shares of our common stock we will have to issue upon conversion of the convertible notes issued or to be issued to Old Main.

The conversion price of the convertible notes issued or to be issued to Old Main is based upon the trading prices of our common stock at the time of such conversion. If the trading prices of the common stock are low when the conversion price of the convertible notes is determined, we would be required to issue a higher number of shares of our common stock, which could cause substantial dilution to our stockholders. In addition, if Old Main converts its notes and sell our common stock, this could result in an imbalance of supply and demand for our common stock and reduce our stock price. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion.

In addition, the number of shares issuable upon conversion of the convertible notes is potentially limitless. While the overall ownership by Old Main of the convertible notes at any one moment is limited to 4.99% (subject to the adjustments in accordance with the terms of the convertible notes) of the outstanding shares of our common stock, Old Main is free to sell any shares it owns into the market, which have been issued to it, thereby enabling it to convert the remaining convertible notes.

Because we became public by means of a reverse takeover transaction, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we became public through a “reverse takeover” with a shell company. Security analysts of major brokerage firms and securities institutions may not cover us since there are no broker-dealers who sold our stock in a public offering who would have an incentive to follow or recommend the purchase of our common stock. No assurance can be given that established brokerage firms will want to conduct any financings for us in the future.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Our board of directors is authorized to issue additional shares of our common stock that would dilute existing stockholders.

We are currently authorized to issue up to 687,500,000 shares of common stock and 10,000,000 shares of preferred stock, of which 38,823,120 shares of common stock and no shares of preferred stock are currently issued and outstanding. We expect to seek additional financing in order to provide working capital to our business. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price they consider sufficient, without stockholder approval. The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of current stockholders.

Our common stock is illiquid and stockholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our stockholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common stock to fluctuate substantially. In addition, stock prices for development stage companies fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations may adversely affect the trading price of our common stock.

There is not now, and there may never be, an active, liquid and orderly trading market for our common stock, which may make it difficult for you to sell your shares of our common stock.

There is not now, nor has there been since our inception, any trading activity in our common stock or a market for shares of our common stock, and an active trading market for our shares may never develop or be sustained. As a result, investors in our common stock must bear the economic risk of holding those shares for an indefinite period of time. Although our common stock is quoted on the OTCQB marketplace operated by OTC Markets Group, an over-the-counter quotation system, trading of our common stock is extremely limited and sporadic and at very low volumes. We do not now, and may not in the future, meet the initial listing standards of any national securities exchange, and we presently anticipate that our common stock will continue to be quoted on the OTCQB marketplace or another over-the-counter quotation system for the foreseeable future. As a result, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock, and may find few buyers to purchase their stock and few market makers to support its price. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the price for which you purchased them, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our common stock as consideration.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock lf we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

The market price of our common stock may be volatile.

The market price of our common stock may be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate, or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, public stock markets have experienced extreme price and trading volume volatility.  This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies.  These broad market fluctuations may adversely affect the market price of our common stock.

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Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, results of operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of our outstanding capital stock. As of the date thereof, our executive officers and directors beneficially own approximately 24.8% of our outstanding voting stock, on an undiluted basis. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our company’s other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;

•	to amend or prevent amendment of our articles of incorporation or by-laws;

•	to effect or prevent a merger, sale of assets or other corporate transaction; and

•	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

USE OF PROCEEDS

All of the shares of common stock covered by this prospectus are being sold by the Selling Stockholders. See the section entitled “Selling Stockholders” below. We will not receive any proceeds from these sales of shares of our common stock.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services, and any other expenses incurred by the Selling Stockholders in disposing of their respective shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

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SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 8,115,566 shares of our common stock. The shares of common stock being offered under this prospectus consists of: (i) up to 3,906,168 shares of common stock that may be issued upon conversion of 10% senior secured convertible promissory notes issued or to be issued pursuant to a securities purchase agreement dated January 27, 2016, as amended April 1, 2016, with Old Main Capital, LLC; (ii) up to 1,534,842 shares of common stock that may be issued upon conversion of an 8% senior convertible promissory note dated January 27, 2016, as amended April 1, 2016, in the principal amount of $500,000 issued to Old Main Capital, LLC; (iii) up to 1,274,556 shares of common stock that may be issued upon conversion of a 10% senior secured convertible promissory note dated April 1, 2016 in the principal amount of $266,000 issued to Old Main Capital, LLC pursuant to an assignment and exchange agreement dated April 1, 2016 with Old Main Capital, LLC; (iv) up to 500,000 shares of common stock held by Connor Clay; (v) up to 400,000 shares of common stock held by Vista Partners LLC; and (vi) up to 500,000 shares of common stock that may be issued upon conversion of a convertible promissory note dated April 5, 2016 in the principal amount of $450,000 issued to ZSL Trust Dated March 12, 2010 pursuant to an assignment agreement dated April 5, 2016 with ZSL Trust Dated March 12, 2010.

The table below presents information regarding the Selling Stockholders and the shares of our common stock that they may sell or otherwise dispose of from time to time under this prospectus. Percentages of beneficial ownership are based upon 38,823,120 shares of common stock issued and outstanding as of May 12, 2016. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities, and any securities that grant the Selling Stockholders the right to acquire common stock within 60 days of May 12, 2016. Unless otherwise noted, each Selling Stockholder identified possesses sole voting and investment power with respect to their respective shares, subject to community property laws where applicable.

We do not know when or in what amounts the Selling Stockholders may sell or otherwise dispose of the shares covered hereby. The Selling Stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the Selling Stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering.

None of the selling stockholders is a registered broker-dealer or an affiliate of a broker-dealer. Each Selling Stockholder has indicated to us that neither it nor any of its affiliates has held any position or office or had any other material relationship with us in the past three years except as described in the footnotes to the table.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the Selling Stockholders named below.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares	% of Class(2)(3)
Old Main Capital, LLC(4)	6,715,566(5)	6,715,566(6)	-	-
Connor Clay	1,000,000	500,000	-	-
Vista Partners LLC(7)	461,000	400,000	-	-
ZSL Trust Dated March 12, 2010(8)	500,000(9)	500,000(10)	-	-

* Less than 1%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or other convertible securities, but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the Selling Stockholders will sell all of the shares being offered in this offering.

(3)	Based on 38,823,120 shares of our common stock issued and outstanding (on an undiluted basis) as of May 12, 2016.

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(4)	Adam Long exercises voting and dispositive power with respect to the shares of our common stock that are owned by Old Main Capital, LLC.

(5)	Consists of: (i) up to 3,906,168 shares of common stock that may be issued upon conversion of 10% senior secured convertible promissory notes issued or to be issued pursuant to a securities purchase agreement dated January 27, 2016, as amended April 1, 2016, with Old Main Capital, LLC; (ii) up to 1,534,842 shares of common stock that may be issued upon conversion of an 8% senior convertible promissory note dated January 27, 2016, as amended April 1, 2016, in the principal amount of $500,000 issued to Old Main Capital, LLC; and (iii) up to 1,274,556 shares of common stock that may be issued upon conversion of a 10% senior secured convertible promissory note dated April 1, 2016 in the principal amount of $266,000 issued to Old Main Capital, LLC pursuant to an assignment and exchange agreement dated April 1, 2016 with Old Main Capital, LLC.

(6)	Consists of: (i) up to 3,906,168 shares of common stock that may be issued upon conversion of 10% senior secured convertible promissory notes issued or to be issued pursuant to a securities purchase agreement dated January 27, 2016, as amended April 1, 2016, with Old Main Capital, LLC; (ii) up to 1,534,842 shares of common stock that may be issued upon conversion of an 8% senior convertible promissory note dated January 27, 2016, as amended April 1, 2016, in the principal amount of $500,000 issued to Old Main Capital, LLC; and (iii) up to 1,274,556 shares of common stock that may be issued upon conversion of a 10% senior secured convertible promissory note dated April 1, 2016 in the principal amount of $266,000 issued to Old Main Capital, LLC pursuant to an assignment and exchange agreement dated April 1, 2016 with Old Main Capital, LLC.

(7)	Ross Silver exercises voting and dispositive power with respect to the shares of our common stock that are owned by Vista Partners LLC.
(8)	Donna Renfroe exercises voting and dispositive power with respect to the shares of our common stock that are owned by ZSL Trust Dated March 12, 2010.

(9)	Consists of up to 500,000 shares of common stock that may be issued upon conversion of a convertible promissory note dated April 5, 2016 in the principal amount of $450,000 issued to ZSL Trust Dated March 12, 2010 pursuant to an assignment agreement dated April 5, 2016 with ZSL Trust Dated March 12, 2010.

(10)	Consists of up to 500,000 shares of common stock that may be issued upon conversion of a convertible promissory note dated April 5, 2016 in the principal amount of $450,000 issued to ZSL Trust Dated March 12, 2010 pursuant to an assignment agreement dated April 5, 2016 with ZSL Trust Dated March 12, 2010.

The Selling Stockholders, or their partners, pledgees, donees, transferees or other successors that receive the shares (each also a Selling Stockholder for purposes of this prospectus), may sell up to all of the shares of our common stock shown in the table above pursuant to this prospectus in one or more transactions from time to time as described below under “Plan of Distribution”. However, the Selling Stockholders are not obligated to sell any of the shares of our common stock offered by this prospectus.

Information about the Selling Stockholders may change from time to time. Any changed information with respect to which we are given notice will be included in prospectus supplements.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

☐	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

☐	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

☐	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

☐	an exchange distribution in accordance with the rules of the applicable exchange;
☐	privately negotiated transactions;

☐	settlement of short sales;

☐	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

☐	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

☐	a combination of any such methods of sale; or

☐	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other broker dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay certain fees and expenses we incur that are incident to the registration of the securities.

We have agreed to indemnify Old Main Capital, LLC against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

This summary of the material terms of our outstanding securities is qualified in its entirety by the specific terms and provisions contained in our restated articles of incorporation, bylaws and the specific agreements described herein, copies of which we have filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Overview

Our authorized capital stock consists of 687,500,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of May 12, 2016, there were 38,823,120 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our articles of incorporation. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

Our board of directors is authorized to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock, including, but not limited to, the following:

☐	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends accrue;

☐	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

☐	the amount payable upon shares in the event of voluntary or involuntary liquidation;

☐	sinking fund or other provisions, if any, for the redemption or purchase of shares;

☐	the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

☐	voting powers, if any, provided that if any of the preferred stock or series thereof have voting rights, such preferred stock or series shall vote only on a share for share basis with the common stock on any matter, including, but not limited to, the election of directors, for which such preferred stock or series has such rights; and,

☐	subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our articles of incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock at a premium or may otherwise adversely affect the market price of our common stock.

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Dividend Policy

We have never declared or paid any cash dividends on our common stock, however, prior to the closing of the Exchange Agreement, certain of our subsidiaries did pay dividends from time to time.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of May 12, 2016, we had 38 stockholders of record. Therefore, we believe that the provisions governing combination of a Nevada corporation do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

☐	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

☐	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

☐	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an interested stockholder of assets of the corporation:

☐	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

☐	having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

☐	representing 10% or more of the earning power or net income of the corporation.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its subsidiaries, nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Clark Wilson LLP, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Seale and Beers, CPAs, our auditors, audited our annual financial statements for the years ended December 31, 2014 and 2013 included in this prospectus and registration statement to the extent and for the periods set forth in its audit report. Seale and Beers, CPAs has presented its report with respect to our audited financial statements. The report of Seale and Beers, CPAs is included in reliance upon their authority as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Corporate Overview

We were incorporated in the State of Nevada on April 30, 2012 under the name “SBOR, Inc”. Effective December 20, 2013, we completed a merger with our wholly-owned subsidiary, Be At TV, Inc., a Nevada corporation, which was incorporated solely to effect a change in our name.  As a result, we changed our name from “SBOR, Inc.” to “Be At TV, Inc.”. Also effective December 20, 2013, we effected a 16.5 to 1 forward stock split of our authorized and issued and outstanding common stock.

On June 24, 2015, we entered into and closed the Exchange Agreement and completed the acquisition of Epic, a Nevada corporation. In connection with the closing of the Exchange Agreement, we acquired all 27,083,493 issued and outstanding shares of common stock in the capital of Epic from Epic’s stockholders in consideration for the issuance of: (i) 19,959,975 shares of our common stock, and (ii) 1,133,813 warrants, each of which is exercisable into one share of our common stock at a price of $1.02 per share until June 24, 2018, with all of the foregoing numbers adjusted to reflect the reverse stock split described below. The shares of common stock we issued to the former stockholders of Epic represented approximately 58.1% of our issued and outstanding shares of common stock, on an undiluted basis, at the time of closing of the Exchange Agreement. As a result of our acquisition of Epic, we ceased to be a “shell company” as defined in Rule 12b-2 of the Exchange Act.

2,210,937 of the consideration shares issued on closing of the Exchange Agreement have been deposited into escrow with Doney Ventures, Inc., pursuant to the terms of an escrow agreement dated June 24, 2015 among our company, the escrow agent, and the holders of such shares. An aggregate of 736,979 of such shares will be released from escrow to the holders, on a pro rata basis, upon our company:

1.	(i) opening our 18th store or (ii) achieving at least $10,000,000 in annual revenue (net of returns and discounts), as evidenced by our most recent annual or interim financial statements;

2.	(i) opening our 21st store or (ii) achieving at least $15,000,000 in annual revenue (net of returns and discounts), as evidenced by our most recent annual or interim financial statements; and

3.	(i) opening our 30th store or (ii) achieving at least $20,000,000 in annual revenue (net of returns and discounts), as evidenced by our most recent annual or interim financial statements.

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Effective August 18, 2015, we completed a merger with our wholly-owned subsidiary, Epic Stores Corp., a Nevada corporation, which was incorporated solely to effect a change in our name.  As a result, we changed our name from “Be At TV, Inc.” to “Epic Stores Corp.”.  Also effective August 18, 2015, we effected a reverse stock split of our authorized, issued and outstanding common stock, on the basis of one new share of common stock for each 2.4 old shares of common stock. As a result, our authorized capital of common stock decreased from 1,650,000,000 shares of common stock with a par value of $0.0001 per share to 687,500,000 shares of common stock with a par value of $0.0001 per share, and our previously outstanding 82,519,461 shares of common stock decreased to 34,383,120 shares of common stock outstanding. Our authorized preferred stock was not affected by the reverse split of common stock and continues to be comprised of 10,000,000 shares of preferred stock having a par value of $0.0001 per share, of which no shares of preferred stock are currently outstanding.

As a result of the closing of the Exchange Agreement, our principal offices are now located at 20805 North 19th Avenue, Suite 2, Phoenix, Arizona, USA 85027. As of the date of this prospectus, Epic and its wholly-owned subsidiaries, Epic LLC, Epic 2 and Epic 3, each as defined below, are our sole wholly-owned subsidiaries.

Epic Stores, L.L.C.  (“Epic 1”) was incorporated on December 2, 2010 as an Arizona limited liability company.  Epic 1 opened its first store in Phoenix, Arizona in 2011. It then formed a company, Epic Stores 2 LLC (“Epic 2”), a Nevada limited liability company, on September 20, 2011 to open its second retail location in Las Vegas, Nevada. On February 16, 2012, a second company, Epic Stores III LLC (“Epic 3”), a Nevada limited liability company, was formed to open the third retail location in Las Vegas, Nevada. After opening the third store, Epic 1 determined that its growth plans would be more efficiently reached if all the stores were operated under the same limited liability company. As a result, Epic 1 opened three locations in 2013 and five additional locations in 2014. Effective January 1, 2015, the sole member of each of Epic 2 and Epic 3 assigned all of its membership interest in Epic 2 and Epic 3 to Epic 1 pursuant to the terms of an assignment and assumption of membership interests agreement.

On February 11, 2015, Epic Stores LLC (“Epic LLC”), a Nevada limited liability company, was formed. On February 11, 2015, Epic 1 merged with and into Epic LLC, with Epic LLC as the surviving corporation, for the purposes of changing its jurisdiction of formation from Arizona to Nevada. On May 4, 2015, Epic was incorporated under the laws of the State of Nevada. Pursuant to a contribution agreement dated May 12, 2015, Epic LLC contributed all of its assets, including all of the membership interests in Epic 2 and Epic 3, to Epic. On May 21, 2015, Epic LLC and its members executed a conversion and liquidation agreement converting all units of Epic LLC into Class A Units of Epic LLC, which in turn were converted into an aggregate of 10,034,789 shares of common stock of Epic. Upon execution of the conversion and liquidation agreement, the members of Epic LLC authorized its manager to take action as needed to dissolve Epic LLC. As at the date hereof, Epic LLC has not yet been dissolved and continues to be a wholly-owned subsidiary of Epic.

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Description of Business

Overview

As a result of the closing of the Exchange Agreement, the business of Epic became our business. We are a second hand goods retailer that operates second hand retail stores in the United States. We offer high quality, on-trend second hand clothing, accessories and household products at affordable prices. We are based in Phoenix, Arizona. We were founded in 2010. In 2011, we opened our first retail store in Phoenix, Arizona. Since 2011, we have opened stores in Arizona, Nevada, Colorado and Texas. All of our retail stores sell our products directly to consumers. We also operate a leading wholesale business that supplies used shoes, books and clothing to distributors.

Core Business Strengths

We have relied on various core business strengths that have contributed to our past success and are expected to contribute to our future growth.

Quality

We pride ourselves on our methods of sourcing and identifying quality used goods. We have an active quality control department that oversees our in-house sorting facilities and outside contractors who work, under our strict specifications, to source inventory. Because sorting operations are conducted mostly in-house, we believe we have the ability to exercise greater control over the quality of our goods as compared to competitors who do not have in house sorting operations.

Speed to Market

We have integrated our retail and wholesale operations with our sorting processes, enabling us to quickly respond to market and customer demand for goods and product. Our integrated sorting process allows us to fulfill demand in retail while efficiently liquidating slow moving goods through our wholesale operations, which allows us to capture business while limiting risk of loss due to stale inventory. This ability to swiftly respond to the market means that our retail operations can deliver product in a timely manner and maximize sales of popular items by replenishing product that would have otherwise sold out.

Advertising and Branding

We attract customers through internally-developed, high-impact advertising campaigns, which use print, outdoor, in-store and electronic communication vehicles. These advertising campaigns communicate a distinct brand image that differentiates us from our competitors and seeks to establish a connection with our customers. Retail stores are an important part of our branding and convey a clean and welcoming environment.

Broad Appeal

While our marketing and products initially targeted the low income demographic in the United States, the clean, open and inviting environment of our stores and the quality of our goods have enabled us to offer a product that appeals to various demographics.

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Business Strategy

Throughout 2014 and into early 2015, Epic brought on a new board of directors and hired new senior management including a Chief Financial Officer, Director of Operations and Director of Human Resources, as well as other additions to the management team. In addition, effective as of the closing of the Exchange Agreement, we brought on a new board of directors and appointed new executive officers. Together, our new board of directors and new management team are focused on implementing a high growth strategy and enhancing our corporate governance policies and practices. We have started implementing additional operational and financial processes and disciplines to improve growth and profitability. To that end, we have added new members to our executive team in the areas of planning and forecasting, operations and marketing. We have also added members to our legal and human resources departments. We believe that strong operational and financial discipline, along with a robust corporate governance structure, is important to our long-term business strategy.

Over the next year, in addition to enhancing and ensuring compliance with our corporate governance policies, we also intend to focus on strengthening business fundamentals to create a stable platform for future growth. Our key milestones for the coming year are to have eight new stores open and in operation before December 31, 2016, with most new stores in the Texas and Denver markets. We anticipate that this will allow us to most effectively use our staff and products within each market.

We also plan to expand our relationships within the communities and charitable organizations surrounding our operating stores to promote brand awareness and partnerships for product collection.

Retail Store Strategy

Our long-term growth strategy and the success of our business depend in part on effective management of our retail stores and the operation of these stores in a cost-efficient manner. Although we have always actively monitored store performance, we have recently implemented an improved process to track the performance of each store and geographic region. We believe that this review process will enhance our long-term growth strategy by identifying key attributes of high and low performing stores, allowing us to identify positive trends, judiciously implement strategies across our retail store portfolio, and open new stores in desirable locations on favorable terms that meet our financial targets.

In connection with the foregoing, during 2015, we began an initiative to relocate two of our Phoenix locations to Houston, Texas and Yuma, Arizona, respectively, by the end of the first quarter of 2016. Relocation of the stores is expected to drive improved financial performance that is more in-line with the performance of our other stores. The two Phoenix stores   were in operation for approximately two years and, due to the smaller size of the stores and their different operating model, they did not achieve satisfactory financial results. The two stores are expected to be repositioned with a larger retail footprint to allow for centralized merchandise intake and processing, consistent with other locations.

We plan to continue retail store expansion in Texas, Colorado and Nevada markets with a focus on the Houston, San Antonio and Dallas markets, specifically. We expect to open six to eight new stores in 2016, typical to our stores currently in operation. Expansion numbers will depend greatly on available growth capital, capital properties, staff and product supply.

The costs required to open the stores will vary depending on tenant improvement construction expense, but we estimate that we will be required to expend $200,000 to $400,000 per store opening. We expect to be reimbursed for certain tenant improvements incurred but there can be no guarantee that these reimbursements will be available to us for each planned location.

We evaluate potential store sites based on traffic patterns, co-tenancies, demographics, average sales per square foot achieved by neighboring stores, lease economics, store contribution margin projections, demographic characteristics and other factors considered important regarding the specific location.

We will require significant financing to reach our expansion goals and intend to raise the required capital through equity issuances. We do not currently have a secure financing plan in place to fund our ongoing operations and planned expansion and there is no guarantee that we will be able to obtain the necessary funding.

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Wholesale Sales Strategy

Growth in the wholesale sales channel is an important part of our business strategy. We are developing a plan to identify further growth opportunities in the United States. In order to grow in this channel, we continue to be focused on being cost efficient, investing in sales development resources and activities, and improving our marketing efforts. The sale of wholesale goods is directly related to the demand for US products overseas. Many factors can impact the demand such as logistics, foreign currency valuation, and seasonality. The ability to effectively sell this merchandise is strongly dependent on all the above factors.

Purchasing and Product Sourcing Strategy

Products for our business are collected through various means. We purchase a large volume of product from local and regional suppliers. Although we purchase approximately one third of our merchandise through Atlas at $0.36/lb, we do not maintain any exclusive commitments to purchase from Atlas or any other single supplier. The balance of product is provided by offering fundraisers to local schools, churches and other charitable organizations. The products we sell are not donated by such organizations. Rather, we advertise for organizations to participate in our product purchase program, pursuant to which the organization will collect product and we will purchase the product from the organization. Under our standard fundraising guidelines, we offer $0.16/lb. for all product collected. After the weight of product collected by an organization is validated, we pay the amount owing to the applicable organization.

Planning and Forecasting

We believe that a strong budgeting and product planning process that is aligned with our merchandising calendar will increase the efficiency of our product sourcing activities as well as ensure that we cost effectively obtain the highest quality products for our customers at the right times. In early 2015, we invested in new leadership to enhance our operational, budgeting and production planning and demand forecasting capabilities. We believe that these improvements are key to our near-term strategy of strengthening our business fundamentals.

Internal Sorting Capabilities

We believe that having our sorting process in-house affords us the opportunity to exert higher quality control while simultaneously lowering production costs. We also believe that our internal sorting process can be used to our competitive advantage. We intend to leverage our sorting facilities to increase the speed of new product introductions to both the retail and wholesale markets and react more swiftly than our competitors to changing trends.

Logistics

In early 2015, we began reorganizing our product logistic and sorting locations.  After an internal study found that we could more efficiently source our products if our retail locations were integrated with sorting facilities, we moved swiftly to implement this change. As of October 1, 2015, all of our retail locations have fully integrated sorting facilities on site, allowing us to more cost effectively control our inventories and meet customer demand. Our integration of sorting facilities is expected to have a positive impact on our operating expenses and quality of merchandise as we continue to evaluate our current shipping and replenishment activities in order to further reduce freight costs. To that end, we have invested in a logistics manager who is focused on ensuring that we source and distribute our products in a cost efficient manner. We believe that this will allow us to operate more effectively in our existing markets as well as enter new markets with less risk to our business operations.

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Information Systems Infrastructure

An efficient and effective information systems infrastructure is an important element of our business strategy and, to that end, we are conducting an analysis of our current systems. We believe this study will identify the systems that we will need to invest in to support our future long-term growth.

Information Technology

We are committed to utilizing technology to enhance our competitive position. Our information systems provide data for production, merchandising, distribution, retail stores and financial systems. Our core business systems consist of purchased software and are accessed over a company-wide network providing corporate employees with access to key business applications.

Cost Reduction and Improved Liquidity

The success of our future growth strategy will depend in part on our ability to create a stable operating platform. To that end, we continue to focus on driving cost efficiencies throughout our operations and seeking new avenues to reach profitability.

Execution of the Strategy

The execution of our business strategy and internal initiatives may cause us to incur material additional costs. Any store expansion initiatives will require the opening of new retail locations and the hiring of additional retail personnel. Investments in additional sales personnel to service new geographic territories may also be necessary to grow our wholesale distribution channel. Both of these initiatives will increase our occupancy and payroll expenses.

To support these and other initiatives, ongoing infrastructure investments may be required. In the intermediate term, this may include expenditures for tenant improvements and store fixtures, upgraded information systems and additions to our management team. In order to reduce the impact of these additional costs, we will continue to identify ways to improve the efficiency of our current operations and enhance other operating processes.

Brand, Advertising, and Marketing

Our advertising and direct marketing initiatives have been developed to elevate brand awareness, facilitate customer acquisition and retention, and support key growth strategies. Our in-house marketing team works to identify effective ways to improve brand awareness through print, online and radio ads, and Four Wall Marketing.

While the primary intent of this advertising is to support our retail operations, our wholesale business also benefits from the greater overall brand awareness generated by this advertising. For our wholesale operations, we use telemarketing efforts to continually expand our relationships.

Intellectual Property

All of our trademarks, service marks, and certain other trademarks have been registered with the U.S. Patent and Trademark Office and Epic is the registered owner of the Epic Thrift Stores TM trademark. We have licensed certain logos and designs from third-parties for use in products featuring those logos and designs, but have no material licensed intellectual property.

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Competition

We operate in the highly competitive thrift and second hand product industry, which is characterized by shifts in consumer demand, product availability and competitive pressures, resulting in both price and demand volatility.

Our retail operations compete on store location, customer service, and the quality, pricing and availability of products. Some of our competitors are larger and better capitalized companies which have broad distribution networks. Companies that operate in this space include, but are not limited to, Savers, Inc. and Goodwill Industries. Reputation for the quality of our goods, as well as the clean well-lit and open environment of our retail stores, are the principal means by which we compete with others.

Our wholesale operations compete on quality and availability of merchandise. Our primary competitors are Savers, Inc., Salvation Army and Goodwill. Many of these companies have greater name recognition than us in the wholesale market. They are also larger and better capitalized companies with broad distribution networks.

Employees

As of December 31, 2015, we had approximately 165 employees, of which 124 were full-time employees. We view our employees as long-term investments and adhere to a philosophy of providing employees with good working conditions in an expanding and developing environment, which allows us to attain improved efficiency while promoting employee loyalty. We provide a compensation structure and benefits package for our employees that includes wages and company-subsidized health insurance. We also provide a well-lit working environment that is properly ventilated and heated or cooled. None of our employees are covered by a collective bargaining agreement. We believe that our relations with our employees are excellent. We make diligent efforts to comply with all employment and labor regulations, including immigration laws, in the many jurisdictions in which we conduct operations.

Regulatory Environment

We are subject to various occupational health and safety laws and regulations. Because we monitor, control and manage these regulations, we believe we are in compliance in all material respects with the regulatory requirements applicable in the jurisdictions in which our facilities are located. In line with our commitment to the health and safety of our employees, we intend to continue to make expenditures to comply with these requirements and do not believe that compliance will have a material adverse effect on our business.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCQB marketplace operated by the OTC Markets Group under the symbol “EPSC”. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects. There is no assurance that a regular trading market in our common stock will develop, or if developed, that it will be sustained. Therefore, a stockholder may be unable to resell their shares of our common stock.

The following tables set forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTC Pink Marketplace. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. The dollar values reflected have been adjusted to reflect the reverse stock split of our common stock that occurred on August 18, 2015.

Fiscal Year Ending December 31, 2014
Quarter Ended	High $	Low $
December 31, 2014	$0.60	$0.60
September 30, 2014	$0.64	$0.60
June 30, 2014	$0.64	$0.86
March 31, 2014	$0.48	$0.48

Fiscal Year Ending December 31, 2015
Quarter Ended	High $	Low $
December 31, 2015	$1.03	$0.72
September 30, 2015	$0.75	$0.60
June 30, 2015	$0.60	$0.60
March 31, 2015	$0.60	$0.60

On May 12, 2016, the last sale price per share of our common stock was $0.39.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is VStock Transfer, LLC, having an address at 18 Lafayette Place, Woodmere, NY 11598, telephone: (212) 828-8436.

Dividends

The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. Although our subsidiaries declared dividends prior to the closing of the Exchange Agreement, we have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our common stock in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.	our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.
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Financial Statements of our company for the years ended December 31, 2015 and 2014

Balance Sheets

Statements of Operations

Statements of Stockholders’ Equity

Statements of Cash Flows

Notes to the Financial Statements

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Epic Stores Corp.

We have audited the accompanying balance sheets of Epic Stores Corp. as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2015 and 2014. Epic Stores Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Epic Stores Corp. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative working capital at December 31, 2015, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

March 30, 2016

31

EPIC STORES CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(AUDITED)

		(Restated)
ASSETS	December 31, 2015	December 31, 2014
Current assets
Cash	$—	$142,034
Accounts receivable	—	17,529
Inventory	76,433	217,109
Deferred rents	—	—
Prepaid expense	33,809	8,362
Total current assets	110,242	385,034
Deposits	55,025	34,377
Fixed assets, net	617,267	662,184
Tenant improvements, net	872,060	577,781
Total assets	$1,654,594	$1,659,376
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,539,524	$775,653
Accounts payable to related parties	413,507	55,532
Bank overdraw	4,449	—
Deferred rents - current portion	33,127	123,620
Equipment loan - current portion	39,601	39,805
Notes payable - current portion	703,914	—
Loans from related parties	231,938	—
Total current liabilities	2,966,060	994,610
Deferred rents	1,456,409	820,349
Equipment loan	115,396	127,908
Notes payable	250,000	500,000
Declared dividends	85,399	96,660
Total liabilities	4,873,264	2,539,527
Stockholders' deficit
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 and 0 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	—	—
Common stock; $0.0001 par value; 687,500,000 shares authorized; 38,123,120 and 15,903,948 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	3,812	1,590
Additional paid-in capital	10,875,648	5,616,294
Accumulated deficit	(14,098,130)	(6,498,035)
Total stockholders' deficit of the Company	(3,218,670)	(880,151)
Total liabilities and stockholders' deficit	$1,654,594	$1,659,376

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

32

 EPIC STORES CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(AUDITED)

	Years Ended
		(Restated)
	December 31, 2015	December 31, 2014
Retail revenues	$6,456,593	$5,207,572
Wholesale revenues	223,943	389,522
Total revenues	6,680,536	5,597,094
Cost of revenues	(1,587,566)	(1,753,496)
Gross profit	5,092,970	3,843,598
Operating expenses
Payroll and related expenses	5,194,742	3,160,763
Rent expense	2,996,529	1,742,232
General and administrative expenses	2,046,143	2,137,567
Professional fees	1,169,644	799,490
Depreciation and amortization expense	269,087	151,710
Total operating expenses	11,676,145	7,991,762
Loss from operations	(6,583,175)	(4,148,164)
Other income (expense)
Interest expense	(285,661)	(16,073)
Other income	18,111	7,903
Total other expense	(267,550)	(8,170)
Net loss	$(6,850,725)	$(4,156,334)
Basic loss per common share	$(0.26)	$(0.23)
Basic weighted average common shares outstanding	26,536,767	18,064,196

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

33

 EPIC STORES CORP.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

(AUDITED)

	Preferred Stock		Common Stock		Additional	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	(Deficit)
Balance, December 31, 2013	—	—	11,374,127	$1,137	$2,132,635	$(1,824,564)	$309,208
Shares issued in lieu of salaries payable	—	—	329,039	33	252,967	—	253,000
Shares issued for direct investment	—	—	4,200,782	420	3,230,692	—	3,231,112
Dividends paid to shareholders	—	—	—	—	—	(517,137)	(517,137)
Net loss	—	—	—	—	—	(4,156,334)	(4,156,334)
Balance, December 31, 2014	—	—	15,903,948	$1,590	$5,616,294	$(6,498,035)	$(880,151)
Shares issued for direct investment	—	—	6,537,995	654	3,149,347	—	3,150,001
Loans settled with shares	—	—	1,317,922	132	999,868	—	1,000,000
Dividends payable settled with shares	—	—	96,875	10	74,677	—	74,687
Shares issued for services	—	—	1,446,789	145	624,103	—	624,248
Interest paid with shares	—	—	23,763	2	20,956	—	20,958
Shares issued for reverse merger	—	—	11,791,679	1,179	(1,179)	—	—
Stock dividends to shareholders	—	—	1,004,149	100	391,582	(391,682)	—
Dividends declared to shareholders	—	—	—	—	—	(357,688)	(357,688)
Net loss	—	—	—	—	—	(6,850,725)	(6,850,725)
Balance, December 31, 2015	—	—	38,123,120	$3,812	$10,875,648	$(14,098,130)	$(3,218,670)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

34

 EPIC STORES CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(AUDITED)

	Years ending
		(Restated)
	December 31, 2015	December 31, 2014
Cash Flows from Operating Activities
Net loss	$(6,850,725)	$(4,156,334)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of fixed assets	(28,362)	—
Stock based compensation	624,248	—
Shares issued for interest	20,958	—
Shares issued in lieu of salaries payable	—	253,000
Penalty increase to note payable	50,000	—
Bank overdraw	4,449	—
Amortization of original issue discount	80,036	—
Depreciation and amortization	269,087	151,710
Changes in assets and liabilities
Increase in deferred rents	545,567	648,979
Decrease in prepaid expense	(25,447)	(8,362)
(Increase) in deposits	(20,648)	(14,110)
Decrease in inventory	140,676	13,009
Increase (decrease) in accounts payable to related parties	357,975	15,906
Increase (decrease) in accounts payable and accrued liabilities	763,871	574,984
(Increase) decrease in accounts receivable	17,529	(15,380)
Net cash used in operating activities	(4,050,786)	(2,536,598)
Cash Flows from investing
Purchase of fixed assets	(126,065)	(294,224)
Investment in tenant improvements	(331,625)	(533,252)
Net cash used in investing activities	(457,690)	(827,476)
Cash Flows from Financing Activities
Proceeds from issuance of common stock	3,150,001	3,251,112
Dividends paid to shareholders	(294,262)	(420,447)
Principal payments on note payable	(303,022)	—
Proceeds from notes payable	1,626,900	500,000
Proceeds from related party debts	231,938	—
Principal payments on capital leases	(45,113)	(47,968)
Net cash from financing activities	4,366,442	3,282,697
Net increase (decrease) in cash	(142,034)	(81,377)
Beginning cash balance	142,034	223,411
Ending cash balance	$—	$142,034
Supplemental disclosure of cash flow information
Cash paid for interest	$191,488	$16,073
Cash paid for tax	$—	$—
Non-Cash investing and financing transactions
Stock based compensation to officers	$470,647	$—
Stock dividend	$391,618	$—
Debt settled with shares	$(1,000,000)	$(253,000)
Shares issued to settle dividends payable	$(74,686)	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

35

EPIC STORES CORP.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(AUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

History and Organization

Epic Stores Corp. (the “Company”) was incorporated under the name “SBOR, Inc.” in the State of Nevada on April 30, 2012. Effective December 20, 2013, the Company completed a merger with its wholly-owned subsidiary, Be At TV, Inc., a Nevada corporation, which was incorporated solely to effect a change in its name. As a result, the Company changed its name from “SBOR, Inc.” to “Be At TV, Inc.”.

On June 24, 2015, the Company entered into, and closed, a share exchange agreement dated June 24, 2015 (the “Exchange Agreement”) among the Company, Epic Stores Corp., a private Nevada company (“Epic Corp.”), and the stockholders of Epic Corp., pursuant to which the Company acquired all of Epic Corp.’s 27,083,493 issued and outstanding shares of common stock from its stockholders in consideration for the issuance of an aggregate of: (i) 19,959,970 shares of the Company’s common stock (on a post-reverse split basis), and (ii) 1,133,813 warrants (on a post-reverse split basis), each of which is exercisable into one share of the Company’s common stock at a price of $1.02 per share until June 24, 2018. As a result of the closing of the Exchange Agreement, Epic Corp. became a wholly-owned subsidiary of the Company.

In connection with the closing of the Exchange Agreement, the Company experienced a change of control as four new directors, all of whom were directors of Epic Corp., were appointed to the Company’s board, all of the Company’s prior management resigned and were replaced by management nominated by Epic Corp., and former stockholders of Epic Corp. were issued shares of the Company’s common stock that constituted approximately 58.1% of the Company’s issued and outstanding shares, on an undiluted basis, at the time of closing of the Exchange Agreement. As a result, the Company determined to treat the acquisition of Epic Corp. as a reverse merger and recapitalization for accounting purposes, with Epic Corp. as the acquirer for accounting purposes.

Effective August 18, 2015, the Company completed a merger with its wholly-owned subsidiary, Epic Stores Corp., a Nevada corporation, which was incorporated solely to effect a change in its name. As a result, the Company changed its name from “Be At TV, Inc.” to “Epic Stores Corp.”. This name change was effected to reflect the change in the Company’s business resulting from the closing of the Exchange Agreement.

Also effective August 18, 2015, the Company completed a reverse split of its authorized and issued and outstanding shares of common stock, on the basis of one new share of common stock for each 2.4 shares of authorized, issued and outstanding shares of common stock prior to completion of the reverse split. In accordance with Staff Accounting Bulletin (“SAB”) Topic 4.C of the Securities and Exchange Commission, the equity presentation has been retroactively applied to the presentation of these financial statements.

The Company currently has four wholly-owned subsidiaries, being Epic Stores, LLC, a Nevada limited liability company, Epic Stores 2 LLC, a Nevada limited liability company, Epic Stores III LLC, a Nevada limited company, and Epic Corp, a Nevada corporation. The Company operates its retail stores through its wholly-owned subsidiaries.

The Company, and each of its subsidiaries are collectively referred to herein as the “Company”, unless the context otherwise requires.

Description of Business

The Company is a second hand goods retailer that operates second hand retail stores in the United States. The Company focuses on offering high quality, on-trend second hand clothing, accessories and household products at affordable prices. Additionally, the Company sells used goods that do not meet or exceed its strict quality standards through the wholesale market. The Company maintains executive offices in Phoenix, Arizona.

As of December 31, 2015, the Company had 10 operating stores in four states, being Arizona, Nevada, Colorado and Texas. The Company has one additional location under construction in Texas.

36

2. BASIS OF PRESENTATION AND GOING CONCERN

Principles of Consolidation – The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

Going Concern – The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $14,098,130 since its inception and requires additional capital for its contemplated operational and marketing activities to take place. The Company’s ability to raise additional capital through the future issuance of common stock is unknown. Additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations, are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates – The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. There was $nil and $142,034 in cash and cash equivalents as of December 31, 2015 and December 31, 2014, respectively.

Fair Value of Financial Instruments – The carrying amounts reflected in the balance sheets for cash, accounts payable and accrued expenses approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures topic of the Financial Accounting Standards Board ("FASB") ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: Level 1 – observable inputs such as quoted prices in active markets; Level 2 – inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and Level 3 – unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Cash and unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

37

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment – Property and equipment are recorded at historical cost.  Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Furniture and Fixtures	5 - 7 Years
Leasehold Improvements	Shorter of lease term or useful life.

Impairment of Long-Lived Assets – The Company assesses long-lived assets or asset groups for recoverability on a quarterly basis and when events or changes in circumstances indicate that their carrying amount may not be recoverable. The Company considers the following indicators, among others, that may trigger an impairment: (i) loss from operations or income from operations significantly below historical or projected future operating results; (ii) significant changes in the manner or use of the assets or in the Company's overall strategy with respect to the manner or use of the acquired assets or changes in its overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company's stock price for a sustained period of time; and (vi) regulatory changes.

The Company evaluates the performance of its stores to determine impairment of its long-lived assets at retail stores. Stores that have been operating for less than 12 months are excluded from the analysis because of lack of historical financial results or trends. Each new store needs between 12 months and 24 months to mature and begin generating positive cash flows. For purposes of this evaluation, long-lived assets subject to store impairments include leasehold improvements as well as certain intangible assets such as broker and finder fees, lease rights, key money on store leases, and any other non-transferable assets. All intangible assets are subject to impairment analysis if they are non-refundable in nature.

If the Company identifies an indicator of impairment, it assesses recoverability by comparing, per store, the carrying amount of the store assets to the estimated future undiscounted cash flows associated with the store. An impairment loss is recognized when the carrying amount is not recoverable and is measured as the excess of carrying value over fair value. Such estimated fair values are generally determined by using the discounted future cash flows using a rate that approximates the Company's weighted average cost of capital.

The key assumptions used in management's estimates of projected cash flow at its retail stores deal largely with forecasts of sales levels, gross margins and payroll costs. These forecasts are typically based on historical trends and take into account recent developments as well as management's plans and intentions. Any material change in manufacturing costs or raw material costs could significantly impact projected future cash flows of retail stores, and these factors are considered in evaluating impairment. Other factors, such as increased competition or a decrease in the desirability of the Company's products, could lead to lower projected sales levels which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.

The Company performed a recoverability test on its stores and did not identify any indicators of impairment at its retail stores, and determined that no impairment charges were required, for the years ended December 31, 2015 and 2014, respectively.

38

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition –  The Company recognizes revenue on arrangements in accordance with ASC Section 605, "Revenue Recognition" and the Securities and Exchange Commission Staff Accounting Bulletins No. 101, "Revenue Recognition in Financial Statements" and No. 104, "Revenue Recognition". In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured. For the periods ended December 31, 2015 and 2014, the Company reported revenues of $6,680,536 and $5,597,094, respectively.

ASC 605-45-50-3 and ASC 605-45-50-4, "Taxes Collected from Customers and Remitted to Governmental Authorities" provide that the presentation of taxes on either a gross or net basis is an accounting policy decision. The Company collects various taxes assessed by governmental authorities and records these amounts on a net basis.

The Company’s products are acquired on a bulk basis with the same price per pound being paid to suppliers regardless of the specific product types. To date, the Company has not internally tracked different categories of products as between, for example, clothing and household goods, as it has not had the system capability to support such categorizations. As such, it is impracticable to provide information on a per product basis. The Company does, however, differentiate between revenues received from retail sales versus revenue received from wholesale sales, which are amounts that are easily determinable.

Sales Returns and Allowances–The Company analyzes its historical sales return experience and records an allowance for its wholesale and retail store sales. Estimating sales returns is based on many factors including expected return data communicated by customers. The Company regularly reviews those factors and makes adjustments when it believes that actual product returns and claims may differ from established reserves. If actual or expected future returns and claims are significantly greater or lower than reserves established, the Company would decrease or increase net revenues in the period in which it made such determination.

Inventories –Merchandise inventory is valued at the lower of average cost or market, utilizing the weighted average method.  Average cost includes the direct cost of merchandise and related expenses. The Company records merchandise receipts at the time that both title and risk of loss for the merchandise transfers to the Company.

The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors, and records lower of cost or market reserves for such identified excess and slow-moving inventories. As of December 31, 2015 and 2014, no such reserve had been recorded.

Stock-Based Compensation – The Company follows the guidelines in FASB Codification Topic ASC 718-10 "Compensation - Stock Compensation", which provides investors and other users of financial statements with more complete and neutral financial information, by requiring that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. ASC 718-10 covers a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As of December 31, 2015 and December 31, 2014, the Company has not implemented an employee stock based compensation plan.

Non-Employee Stock Based Compensation –  The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50. The Company may issue compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

39

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) per Share – The Company reports earnings (loss) per share in accordance with FASB Standards ASC 260-10 "Earnings Per Share", which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

Advertising – The Company does not defer advertising expenses but expenses them as incurred. Advertising expenses were $157,670, and $221,623 for the years ended December 31, 2015 and 2014, respectively, and were included in general and administrative expenses in the consolidated statements of operations.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash (the amounts of which may, at times, exceed Federal Deposit Insurance Corporation limits on insurable amounts) and trade accounts receivable relating substantially to the Company's U.S. Wholesale segment.  Cash is managed within established guidelines, and the Company mitigates its risk by investing through major financial institutions.

Concentration of credit risk with respect to trade accounts receivable is limited by performing on-going credit evaluations of the Company's customers and adjusting credit limits based upon payment history and the customer's current credit worthiness. Collections and payments from customers are continuously monitored.

The Company maintains an allowance for doubtful accounts which is based upon historical experience and specific customer collection issues that have been identified. While bad debt expenses have historically been within expectations and allowances established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past.

Income Taxes – The Company was a limited liability company from inception until May 20, 2015 and treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company or its subsidiaries that are organized as limited liability companies have been provided for in the accompanying consolidated financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

Subsequent to May 20, 2015 the Company merged with a corporation and, as a result, income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. Because the Company has no net income, the tax benefit of the accumulated net loss has been fully offset by an equal valuation allowance.

Deferred Rent, Rent Expense and Tenant Allowances – The Company occupies its retail stores, corporate office, manufacturing facilities, and distribution center under operating leases with terms of one to eleven years. Some leases contain renewal options for periods ranging from five to seven years under substantially the same terms and conditions as the original leases but with rent adjustments based on various factors specific to each agreement. Many of the store leases require payment of a specified minimum rent, a contingent rent based on a percentage of the store's net sales in excess of a specified threshold, plus defined escalating rent provisions. The Company recognizes its minimum rent expense on a straight-line basis over the term of the lease (including probable lease renewals) plus the construction period prior to occupancy of the retail location using a mid-month convention. Further, rent expenses include payments of real estate taxes, insurance and certain common area and maintenance costs in addition to the future minimum operating lease payments. Certain lease agreements provide for the Company to receive lease inducements or tenant allowances from landlords to assist in the financing of certain property. These inducements are recorded as a component of deferred rent and amortized as a reduction of rent expense over the term of the related lease.

40

Capital Lease Obligations – The Company leases certain equipment and vehicles that are classified as capital leases. The cost of equipment and vehicles under capital lease is included in the consolidated balance sheets as property and equipment and was recorded, net of accumulated depreciation, at $154,409 and $168,458 at December 31, 2015 and 2014, respectively. Accumulated depreciation of the leased equipment was recorded at $$87,527 and $41,081 at December 31, 2015 and 2014 , respectively.

Recently Issued Accounting Pronouncements – On June 10, 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity ("DSE") in its entirety from current accounting guidance. The Company has elected early adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

The Company has evaluated all other recent accounting pronouncements through March 28, 2015, and believes that none of them will have a material effect on the Company's financial position, results of operations or cash flows.

Restatement

Upon completing the re-audit of the Company’s December 31, 2014 financial statements, an accounting error was discovered that misstated certain balance sheet amounts previously reported as of December 31, 2014.  Specifically, the Company’s financial statements over-reported accounts receivable by $14,091 for the year ended December 31, 2014. In addition, the Company’s financial statements as of December 31, 2014 under-reported tenant improvements, net, by $53,866.

Further, on January 12, 2016, an accounting error was discovered that misstated certain balance sheet and income statement amounts previously reported as of December 31, 2014. Specifically, the Company determined that Atlas Global, LLC did not meet the definition of a “variable interest entity” under ASC 810-10-15-14(a)(b). This evaluation was based upon the fact that Atlas Global, LLC was deemed sufficiently capitalized upon inception so as not to constitute a variable interest entity, and no events occurred that required remeasurement. As a result, the Company has deconsolidated Atlas Global, LLC in its consolidated financial statements.

The deconsolidation of Atlas Global, LLC and reduction in reported accounts receivable described above resulted in a decrease in our net loss of $139,334 for the year ended December 31, 2014. There was a $0.01 decrease in our net loss per share for the year ended December 31, 2014. Details of the restated amounts for the years ended December 31, 2014 are set out below.

The following is a summary of the impact of the restatement on the Company’s consolidated balance sheet at December 31, 2014:

	December 31, 2014
	As previously reported	Error correction		As restated
Cash	$157,692	$(15,658)	(b)	$142,034
Accounts receivable	$34,562	$(17,033)	(a)(b)	$17,529
Prepaid assets	$9,362	$(1,000)	(a)(b)	$8,362
Total current assets	$418,725	$(33,691)	(a)(b)	$385,034
Deposits	$35,258	$(881)	(a)(b)	$34,377
Fixed assets, net	$1,129,151	$(466,967)	(b)	$662,184
Tenant improvements, net	$523,915	$53,866	(b)(c)	$577,781
Total assets	$2,107,049	$(447,673)	(a)(b)(c)	$1,659,376
Accounts payable and accrued liabilities	$910,251	$(134,598)	(b)	$775,653
Equipment loan- current portion	$45,052	$(5,247)	(b)	$39,805
Loans from related parties-current portion	$89,000	$(89,000)	(b)	$—
Total current liabilities	$1,167,923	$(173,313)	(b)	$994,610
Notes payable to related party	$200,000	$(200,000)	(b)	$—
Notes payable	$700,000	$(200,000)	(b)	$500,000
Total liabilities	$3,112,840	$(573,313)	(b)	$2,539,527
Accumulated deficit	$(6,557,152)	$59,117	(a)(b)(c)	$(6,498,035)
Total stockholders’ equity of the Company	$(939,268)	$59,117	(a)(b)(c)	$(880,151)
Non-controlling interest	$(66,523)	$66,523	(b)	$—
Total stockholders’ equity to the Company	$(1,005,791)	$125,640	(a)(b)(c)	$(880,151)
(a) To correct errors related to allowance for doubtful accounts. (b) Correction related to the deconsolidation of Atlas Global, LLC (c) To correct error related to undercapitalized assets

41

The following is a summary of the impact of the restatement on the Company’s consolidated statements of operations for the fiscal year ended December 31, 2014:

	December 31, 2014
	As previously reported	Error correction		As restated
Wholesale revenues	$853,293	$(463,771)	(b)	$389,522
Total revenues	$6,060,865	$(463,771)	(b)	$5,597,094
Cost of revenues	$(1,367,870)	$(385,626)	(b)	$(1,753,496)
Gross profit	$4,692,995	$(849,397)	(b)	$3,843,598
Payroll and related expenses	$3,486,860	$(326,097)	(b)	$3,160,763
General and administrative expenses	$2,564,527	$(426,960)	(a)(b)(c)	$2,137,567
Rent expense	$1,742,732	$(500)	(b)	$1,742,232
Professional fees	$862,439	$(62,949)	(b)	$799,490
Depreciation expense	$249,703	$(97,993)	(b)	$151,710
Total operating expenses	$8,906,261	$(914,499)	(b)	$7,991,762
Loss from operations	$(4,213,266)	$65,102	(a)(b)(c)	$(4,148,164)
Interest expense	$(81,617)	$65,544	(b)	$(16,073)
Other income	$41,266	$(33,363)	(b)	$7,903
Total other expense	$(40,351)	$32,181	(b)	$(8,170)
Net loss	$(4,253,617)	$97,283	(a)(b)(c)	$(4,156,334)
Less: Net gain (loss) attributable to non-controlling interest	$42,051	$(42,051)	(b)	$—
Net loss attributable to the Company	$(4,295,668)	$139,334	(b)	$(4,156,334)
Basic loss per common share	$(0.24)	$0.01	(a)(b)(c)	$(0.23)
(a) To correct errors related to allowance for doubtful accounts. (b) Correction related to the deconsolidation of Atlas Global, LLC Correct (c) Error related to undercapitalized assets

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The following is a summary of the impact of the restatement on the Company’s consolidated statements of equity for the fiscal year ended December 31, 2014:

	December 31, 2014
	As previously reported	Error correction		As restated
Accumulated deficit	$(6,557,152)	$59,117	(a)(b)(c)	$(6,498,035))
Total stockholders’ equity of the Company	$(939,268)	$59,117	(a)(b)(c)	$(880,151)
Non-controlling interest	$(66,523)	$66,523	(b)	$—
Total stockholders’ equity to the Company	$(1,005,791)	$125,640	(a)(b)(c)	$(880,151)
(a) To correct errors related to allowance for doubtful accounts. (b) Correction related to the deconsolidation of Atlas Global, LLC (c) To correct error related to undercapitalized assets

The following is a summary of the impact of the restatement on the Company’s consolidated statements of cash flows for the fiscal year ended December 31, 2014:

	December 31, 2014
	As previously reported	Error correction		As restated
Net loss	$(4,253,617)	$97,283	(a)(b)	$(4,156,334)
Depreciation and amortization	$249,703	$(97,993)	(a)	$151,710
Increase in deposits	$(14,991)	$(881)	(a)	$(14,110)
Increase in prepaid expenses	$(9,362)	$1,000	(a)	$(8,362)
Increase (decrease in accounts payable	$—	$15,906	(a)	$15,906
Increase (decrease) in accounts payable	$639,726	$(64,742)	(a)	$574,984
Increase (decrease) in accounts receivable	$(13,425)	$(1,955)	(a)(b)	$(15,380)
Net cash used in operating activities	$(2,486,978)	$(36,424)	(a)(b)	$(2,536,598)
Purchase of fixed assets	$(420,303)	$126,079	(b)	$(294,224)
Investment in tenant improvements	$(479,386)	$(53,866)	(b)	$(533,252)
Net cash used in investing activities	$(899,689)	$72,213	(b)	$(827,476)
Proceeds from issuance of Common stock	$3,251,112	$(20,000)	(b)	$3,231,112
Dividends paid to shareholders	$(474,233)	$53,756	(b)	$(420,477)
Proceeds from related party debts	$52,000	$(52,000)	(b)	$—
Principal payments on capital leases	$(34,708)	$6,770	(b)	$(27,938)
Net cash provided by financing activities	$3,294,171	$(11,474)	(b)	$3,282,697
Net increase (decrease) in cash	$(92,496)	$11,119	(b)	$(81,377)
Beginning cash balance	$250,188	$(26,777)	(b)	$223,411
Ending cash balance	$157,692	$(15,658)	(b)	$142,034
Supplemental disclosure of cash flow information
Cash paid for interest	$49,617	$(33,544)	(b)	$16,073
(a) To correct errors related to allowance for doubtful accounts. (b) Correction related to the deconsolidation of Atlas Global, LLC (c) To correct error related to undercapitalized assets

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4. INVENTORY

The components of inventories are as follows:

	December 31, 2015	December 31, 2014
Merchandise goods	$76,433	$217,109
Less reserve for inventory shrinkage and obsolescence	—	—
Total, net of reserves	$76,433	$217,109

The Company evaluated the need to increase its market reserves for excess and slow-moving inventories and determined that no reserve was needed for the periods ended December 31, 2015 and 2014. As part of the Company’s valuation analysis of inventory, the Company also analyzed its inventory to determine if reserves were needed for inventory shrinkage. At December 31, 2015 and 2014, respectively, the Company determined no such reserves were needed.

5. FIXED ASSETS

Fixed assets consist of the following:

	December 31, 2015	December 31, 2014
Furniture and fixtures	$873,196	$716,457
Capitalized equipment leases	241,936	209,539
	1,115,132	925,996
Less accumulated depreciation and amortization	(497,865)	(263,812)
Property and equipment, net	$617,267	$662,184

Fixed assets are recorded on the basis of cost and depreciated using a straight-line method over the estimated useful lives of fixed assets. Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset’s remaining useful life. The Company expenses maintenance and repair costs as incurred.

Depreciation expense for the years ended December 31, 2015 and 2014 was $231,741 and $144,218, respectively.

6. TENANT IMPROVEMENTS

Tenant improvements consist of the following

	December 31, 2015	December 31, 2014
Tenant Improvements	$923,820	$592,195
Less accumulated depreciation and amortization	(51,760)	(14,414)
Tenant improvements, net	$872,060	$577,781

Leasehold improvements are amortized over the shorter of the useful life of the assets or the estimated lease term (including probable lease renewals). Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset’s remaining useful life. The Company expenses maintenance and repair costs as incurred.

Depreciation expense for the years ended December 31, 2015 and 2014 was $37,346 and $7,492, respectively.

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7. RELATED PARTY TRANSACTIONS

From time to time, members of the Company have advanced funds to support its operations. As of December 31, 2015 and December 31, 2014, the outstanding balance of advanced funds was $231,938 and $0, respectively. The advances are due on demand and do not bear interest.

During the year ended December 31, 2015, Dynamic Solutions Nevada LLC (“Dynamic”), an entity 21.25% controlled by Brian Davidson, an officer, director and shareholder of the Company, 21.25% owned by Bob Riggs, an officer, director and shareholder of the Company and 21.25% owned by Pinnacle Investments, LLLP, a company controlled by Wayne Riggs, a director of the Company, acted as the general contractor for tenant improvements performed at several of the Company’s stores. The total billings related to these tenant improvements during the year ending December 31, 2015 was $52,535. As of December 31, 2015, all balances due were paid in full.

On January 1, 2015, the Company renegotiated existing consulting agreements with Wayne Riggs, Brian Davidson and Bobby Riggs, all of whom are officers and directors of the Company. Under these agreements, each officer is to receive compensation of $160,000 annually, a reimbursement for health insurance costs, and is entitled to participate in the Company’s stock option plan, when and if established.

During the year ended December 31, 2015, management consulting fees were paid to the officers in accordance with the terms of the management agreements.

During the year ended December 31, 2015, Wayne Riggs, a director and manager of the Company, received $106,667 for the provision of management and business development services to the Company.

Effective September 15, 2015, the Company renegotiated its existing consulting agreement with Mr. Riggs. Under the renegotiated terms, Mr. Riggs will continue to provide his services as a director of the Company without compensation.

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7. RELATED PARTY TRANSACTIONS (continued)

During the year ended December 31, 2015, the Company’s Chief Executive Officer, Brian Davidson, received $140,000, for the provision of management and business development services to the Company. $20,000 in unpaid management consulting fees remained due to Brian Davidson as of December 31, 2015.

During the year ended December 31, 2015, the Company’s Chief Operating Officer, Bobby J. Riggs, received $146,667 for the provision of management and business development services to the Company. $13,333 in unpaid management consulting fees remained due to Bobby J. Riggs as of December 31, 2015.

On March 3, 2015, Epic Corp. appointed Zachary Bradford to serve as the Chief Financial Officer (“CFO”) of Epic Corp., and Mr. Bradford subsequently became the Chief Financial Officer of the Company upon closing of the Exchange Agreement on June 24, 2015. In connection with this appointment, The Company also entered into certain agreements with Bluechip Advisors LLC (“Bluechip”), a company in which Mr. Bradford holds a 50 percent interest pursuant to which the Company agreed to pay Bluechip a consulting fee of $5,500 per month, plus expenses incurred, in exchange for Mr. Bradford’s CFO services. The Company also entered into certain agreements with Bluechip, having a term from March 1, 2015 through February 28, 2016, pursuant to which Bluechip agreed to provide controller and accounting services for base fee compensation of $8,000 per month, plus expenses, plus an additional fee of $200 per month for each operating store over five open during the month of service. The Company also entered into a further agreement with Bluechip pursuant to which Bluechip agreed to provide services to the Company in connection with the preparation of financial statements and other public filings in connection with the closing of the Exchange Agreement, as further described in Note 1, for fees of $55,000. The Company also entered into a further agreement with Bluechip pursuant to which Bluechip agreed to provide services to the Company in connection with the preparation of financial statements and other public filings subsequent to the Exchange agreement for $2,000 a month. $46,960 in unpaid fees related to the above engagements were due as of December 31, 2015.

Atlas Global, LLC is a company controlled by Brian Davidson and Wayne Riggs who also serve as officers of the Company. The Company has first right of refusal to purchase all inventory collected by Atlas Global that meets the Company’s quality standards. The Company purchases this inventory at a fixed rate of $0.36 per pound.

Atlas is responsible for payment of its own obligations and the Company has no responsibility in this regard. If the Company does not pay Atlas for the products the Company acquires from it, Atlas may have no way to cover its costs as it does not have any other significant customers, but the Company has no obligation to purchase from Atlas and no obligation to provide it with financial support in the event it is required.

As of December 31, 2015 and December 31, 2014, $213,721 and $55,532 were payables due to Atlas for inventory received.

During the years ended December 31, 2015 and 2014, the Company purchased inventory from Atlas of $435,576 and $1,764,315, respectively.

Planet Green, LLC is a company controlled by a family member of Wayne Riggs, a director of the Company. The Company purchases inventory collected by Planet Green, LLC that meets the Company’s quality standards. The Company purchases this inventory at a fixed rate of $0.36 per pound. The Company has no obligation to purchase from Planet Green, LLC. Planet Green, LLC is also solely responsible for payment of its own obligations and the Company has no responsibility and no obligation to provide it with financial support in the event it is required.

As of December 31, 2015 and December 31, 2014, $152,826 and $12,773 were payables due to Planet Green, LLC for inventory received.

During the years ended December 31, 2015 and 2014, the Company purchased inventory from Planet Green, LLC of $279,177 and $69,142, respectively.

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8. NOTES PAYABLE

On August 15, 2014, Epic Corp. issued two unsecured promissory notes to two investors, each in the principal amount of $250,000. The notes bear a 16% annual interest rate, maturing at the earlier of the sale of Epic Corp. or December 31, 2018. The notes also carry provisions that allow the holder to call the balance prior to maturity subject to early withdrawal penalties as follows: 12% if called in 2015, 8% if called in 2016 and 4% if called in 2017. On May 20, 2015, the Company and the noteholders agreed to settle 50% of the noteholders’ respective balances outstanding under the notes in consideration for the issuance of an aggregate of 233,791 shares of the common stock of Epic Corp. to each of the note holders.

On January 15, 2015, Epic Corp. issued an unsecured promissory note to an investor in the principal amount of $100,000. The note bears no interest and is due upon demand.

On March 2, 2015, the Company entered into a letter of intent with Epic Corp. pursuant to which the Company agreed to acquire all of the outstanding securities of Epic Corp. In connection with the entry into the letter of intent, on March 18, 2015, Epic Corp. entered into a loan agreement with a third party lender, pursuant to which the lender agreed to make a loan in the principal amount of $750,000 to Epic Corp. The loan bore interest at the rate of 12% per annum, and had a maturity date of September 18, 2015. As security for the secured note, Epic Corp. provided the lender with security over all of its assets pursuant to the terms of a general security agreement made by Epic Corp. in favor of the lender. In connection with the closing of the Exchange Agreement on June 24, 2015, the principal amount outstanding under the March 18, 2015 note, and accrued interest thereon, totaling $770,959, was settled by the issuance of units of the Company at a deemed price of $0.882 per unit. Each unit consisted of one share of common stock in the capital of the Company and one warrant, each of which is exercisable into one share of common stock of the Company at a price of $1.02 until June 24, 2018.

On April 16, 2015, Epic Corp. issued a secured convertible promissory note to an investor in the principal amount of $200,000. The note bears a 23% annual interest rate and matured on June 30, 2015. The note was convertible into one Class B Unit of Epic LLC. The note is secured by all assets of Epic Corp. At the time of issuance, the Company evaluated the conversion feature and determined that the value associated with the conversion feature was $0.

In connection with the contribution of all of the assets of Epic LLC to Epic Corp., the Company offered the noteholder the opportunity to convert the note into 352,941 shares of Epic Corp.’s common stock, which represented the pro rata value provided to each Class B Unit holder at the time of the contribution. The note holder did not accept the proposed terms and as a result the note was not converted.

The note carries a break-up provision which states that the parties shall use commercially reasonable efforts to negotiate future financing and convert the then outstanding principal and interest of the note into securities of Epic Corp. The note provided that, in the event the parties were unable to agree on mutually agreeable terms on or prior to June 30, 2015, the Company was to pay the noteholder, in addition to any other amounts due and owing under the note, a break-up fee in an amount equal to $50,000. As the parties were unable to finalize the negotiation of a future financing by June 30, 2015, this contingent fee became contractually due to the note holder as of July 1, 2015. As of the date of this filing, the Company has only made interest payments and the note is in default. The Company and the note holder negotiated extension terms subsequent to December 31, 2015 (See Note 14.)

On August 13, 2015, Epic Corp. issued a secured promissory note to an investor in the principal amount of $195,000. The note carried an original issue discount of $45,000, therefore $150,000 was received by the Company, net of the discount. The loan will be repaid over 126 equal payments of $1,547 over the six-month term and is secured by all assets of the Company. The original issue discount was recorded as a reduction of the principal balance and is being amortized over the life of term of the note.

The balance of the note and unamortized debt discount are as follows:

December 31, 2015
Note payable	$47,976
Less unamortized debt discount	(11,489)
Note payable, net	$36,487

During the year ended December 31, 2015, the Company paid $147,024 in principal and interest. The aggregate original issue discount feature has been accreted and charged to interest expense in the amount of $33,511 during the year ended December 31, 2015.

On November 3, 2015, the Company issued a secured promissory note to an investor in the principal amount of $217,500. The note carried an original issue discount of $117,000, therefore $150,000 was received by the Company, net of the discount. The loan will be repaid over 126 equal daily payments of $1,726 and is secured by all assets of the Company. The original issue discount was recorded as a reduction of the principal balance and will be amortized over the life of term of the agreement.

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The balance of the note and unamortized debt discount are as follows:

December 31, 2015
Note payable	$145,008
Less unamortized debt discount	(43,722)
Note payable, net	$101,286

During the year ended December 31, 2015, the Company paid $72,492 in principal and interest. The aggregate original issue discount feature has been accreted and charged to interest expense in the amount of $23,778 during the year ended December 31, 2015.

On November 4, 2015, the Company issued a secured promissory note to an investor in the principal amount of $180,461. The note carried an original issue discount of $30,461, therefore $150,000 was received by the Company, net of the discount. The loan will be repaid over 187 equal daily payments of $968 and is secured by all assets of the Company. The original issue discount was recorded as a reduction of the principal balance and will be amortized over the life of term of the agreement.

The balance of the note and unamortized debt discount are as follows:

December 31, 2015
Note payable	$143,667
Less unamortized debt discount	(23,918)
Note payable, net	$119,749

During the year ended December 31, 2015, the Company paid $36,794 in principal and interest. The aggregate original issue discount feature has been accreted and charged to interest expense in the amount of $6,543 during the year ended December 31, 2015.

On November 27, 2015, the Company issued a secured promissory note to an investor in the principal amount of $146,000. The note carried an original issue discount of $46,000, therefore $100,000 was received by the Company, net of the discount. The loan will be repaid over 80 equal daily payments of $1,825 and is secured by all assets of the Company. The original issue discount was recorded as a reduction of the principal balance and will be amortized over the life of term of the agreement.

The balance of the note and unamortized debt discount are as follows:

December 31, 2015
Note payable	$113,150
Less unamortized debt discount	(29,795)
Note payable, net	$83,355

During the year ended December 31, 2015, the Company paid $32,850 in principal and interest. The aggregate original issue discount feature has been accreted and charged to interest expense in the amount of $16,205 during the year ended December 31, 2015.

On July 15, 2015, the Company issued a secured promissory note to an investor in the principal amount of $16,000. The note bears interest at a rate of 12% annually and matures on January 28, 2016. Amortized payments of interest and principal are due monthly. The Company has made all required payments under the note through December 31, 2015.

On November 17, 2015, the Company issued a secured promissory note to an investor in the principal amount of $10,900. The note bears interest at a rate of 12% annually and matures on November 27, 2016. Amortized payments of interest and principal are due monthly. The Company has made all required payments under the note through December 31, 2015.

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9. STOCKHOLDERS’ DEFICIT

Effective August 18, 2015, the Company completed a reverse split of the Company’s authorized, issued and outstanding common stock on the basis of one new share of common stock for each 2.4 shares of authorized, issued and outstanding common stock prior to completion of the reverse split. In accordance with SAB Topic 4.C, the equity presentation has been retroactively applied to the presentation of these financial statements.

Description of Share Capital

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock having a par value of $0.001  per share. The Company had no issued and outstanding shares of preferred stock as of December 31, 2015 and 2014, respectively. The Company’s board of directors has the ability to designate rights to its preferred stock. As of the date of these financial statements, the board has made no such designation.

Common Stock

The Company is authorized to issue 687,500,000 shares of common stock having a par value of $0.0001 per share. The Company had 38,123,120 and 15,903,948 issued and outstanding shares of common stock as of December 31, 2015 and 2014, respectively.

Investment in Epic Corp.

During the year ended December 31, 2015, Epic Corp. received $800,000 from 3 investors to purchase 1,737,670 shares of Epic Corp.’s common stock. These were subsequently exchanged for 1,280,626 shares of the Company’s common stock in connection with the closing of the Exchange Agreement.

On June 3, 2015, the Company issued an aggregate of 2,210,937 shares of common stock to four officers of the company and five stockholders of the company at a discounted price of $0.001 per share. 1,206,789 shares were issued to officers. The discount provided to the officers was fair valued at $0.39 per share in accordance with ASC 718 and recorded as payroll and related expenses of $470,647. 1,004,149 shares were issued to existing stockholders. The discount provided to the stockholders was deemed to be a stock dividend and was fair valued at $0.39 per share in accordance with ASC 718, and a reduction to retained earnings of $391,619 was recorded as a result.

On May 20, 2015, Epic Corp. settled a total of $250,000 notes payable by the issuance of 634,458 shares of Epic Corp.’s common stock. These were subsequently exchanged for 467,582 shares of the Company’s common stock in connection with the closing of the Exchange Agreement. See Note 8 - NOTES PAYABLE for additional details.

Investment in Epic Stores Corp.

On June 24, 2015, in connection with the closing of the Exchange Agreement, the Company received $1,550,000 from 12 investors in exchange for the issuance of 1,757,370 units of the Company. Each unit consisted of one share of common stock in the capital of the Company and one warrant, each of which is exercisable into one share of common stock of the Company at a price of $1.02 until June 24, 2018.

On June 24, 2015, in connection with the closing of the Exchange Agreement, the principal amount outstanding under the March 18, 2015 note, and accrued interest thereon, totaling $770,959, was settled by the issuance of 874,103 units of the Company at a deemed price of $0.882 per unit. Each unit consisted of one share of common stock in the capital of the Company and one warrant, each of which is exercisable into one share of common stock of the Company at a price of $1.02 until June 24, 2018.

Effective October 7, 2015, the Company issued 1,250,000 units of the Company, at a price of $0.20 per unit, for proceeds of $250,000. Each unit was comprised of one share of common stock in the capital of the Company and one share purchase warrant, with each warrant being exercisable into one additional share at an exercise price of $0.30 per share for a period of two years after the closing of the financing.

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9. STOCKHOLDERS’ DEFICIT (continued)

On November 20, 2015, the Company issued 200,000 shares of common stock pursuant to the terms of a letter agreement dated July 24, 2015 between the Company and a consultant pursuant to which the consultant agreed to provide investor relations services to the Company in consideration of the payment of a monthly fee of $15,000 per month and the issuance of 200,000 shares of common stock in the capital of the Company for the initial six month term of the agreement. The shares were valued at $0.64 per share or $128,000.

On November 20, 2015, the Company issued 40,000 shares of common stock pursuant to the terms of an investor relations consulting agreement having an effective date of September 1, 2015 between the Company and Hayden IR, LLC (“Hayden”), pursuant to which Hayden agreed to provide investor relations services to the Company in consideration of: (i) the payment to Hayden of a monthly fee of $3,500 per month for the first three months of the term, $5,000 per month for months four through six of the term, $7,500 per month for months seven through ten of the term, and $8,500 per month for months eleven through thirteen of the term; and (ii) the issuance to Hayden of 40,000 shares of common stock in the capital of the Company. The shares were valued at $0.64 per share or $25,600.

Effective November 20, 2015, the Company issued 1,250,000 units of the Company, at a price of $0.20 per unit, for proceeds of $250,000. Each unit was comprised of one share of common stock in the capital of the Company and one share purchase warrant, with each warrant being exercisable into one additional share at an exercise price of $0.30 per share for a period of two years after the closing of the financing.

Effective December 10, 2015, the Company issued 500,000 shares of common stock in the capital of the Company, at a price of $0.30 per share, for proceeds of $150,000.

Effective December 31, 2015, the Company issued 500,000 shares of common stock in the capital of the Company, at a price of $0.30 per share, for proceeds of $150,000.

Dividends Paid and Declared

During the year ended December 31, 2015, the Company declared $357,688 in dividends and paid $294,263 in dividends to shareholders. On May 21, 2015, the Company had declared and unpaid dividends totaling $74,687 due to former Class C Unit holders of Epic LLC. These unpaid dividends were settled through the issuance of an aggregate of 131,449 shares of common stock of Epic Corp. in connection with the contribution of the assets of Epic LLC to Epic Corp. These were subsequently exchanged for 96,875 shares of the Company’s common stock in connection with the closing of the Exchange Agreement.

10. STOCK OPTIONS AND WARRANTS

The following is a summary of warrant activity during the year ended December 31, 2015:

	Number of Warrant Shares	Weighted Average Exercise Price
Balance, December 31, 2014	104,167	$0.24

Warrants granted and assumed	6,265,286	0.73
Warrants expired	—	—
Warrants cancelled	(104,164)	0.24
Warrants exercised	—	—

Balance, December 31, 2015	6,265,286	$0.73

All warrants outstanding as of December 31, 2015 are exercisable.

See Note 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS and Note 9 – STOCKHOLDERS’ DEFICIT for additional details on issuance of warrants during the year ending December 31, 2015.

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11. COMMITMENTS AND CONTINGENCIES

The Company does not have any off-balance sheet transactions.

Contractual Obligations

The following illustrates the Company’s contractual obligations as of December 31, 2015 and the respective future commitments related to same:

		Year 1	Year 2	Year 3	Year 4	Year 5
	Total	December 2016	December 2017	December 2018	December 2019	December 2020	Thereafter
Long-Term Debt Obligations	$250,000	$—	$—	250,000	$—	$—	$—
Current Debt Obligations	$703,914	$703,914	$—	—	$—	$—	$—
Capital Leases	$154,997	$47,046	$47,996	34,886	$17,287	$7,782	$—
Operating Lease Obligations	$16,222,372	$2,145,105	$2,160,884	2,137,230	$1,837,408	$1,755,471	$6,186,274
Total	$17,331,283	$2,896,065	$2,208,880	2,422,116	$1,854,695	$1,763,253	$6,186,274

Property Lease Obligations. The Company has entered into various operating lease agreements with terms ranging from 5 to 10 years that expire between March 2016 and June 2025. In almost all cases the rent agreements provide for annual rent escalations and abatements. In accordance with ASC 840, the Company has recorded all of the leases on a straight-line basis over the respective lease term. The difference between the rent recorded under ASC 840 and actual lease payments is reflected as deferred rent in the accompanying financial statements. The Company has recorded deferred rent of $1,489,536 as of December 31, 2015 and rent expense of $2,996,529 and $1,742,232 for the years ended December 31, 2015 and 2014, respectively.

The remaining aggregate lease payments under the operating leases for the Company’s facilities as of December 31, 2015 are as follows:

2016	$2,145,105
2017	2,160,884
2018	2,137,230
2019	1,837,408
2020	1,755,471
Thereafter	6,186,274
$16,222,283

12. INCENTIVES FROM LESSORS

The Company received $333,500 from landlords as construction contributions pursuant to agreed-upon terms of certain lease agreements during the year ended December 31, 2015.

Landlord construction contributions usually take the form of up-front cash reimbursements for tenant improvements. Depending on the specifics of the leased space and the lease agreement, amounts paid for structural components are recorded during the construction period as leasehold improvements and the landlord construction contributions are recorded as an incentive from lessor. The incentive from lessor is amortized over the life of the lease and netted against rent expense.

Amortization of the incentives from lessors was $52,969 for the year ended December 31, 2015.

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13. INCOME TAXES

The Company was a limited liability company from inception until May 20, 2015 and treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company or its subsidiaries that are organized as limited liability companies have been provided for in the accompanying consolidated financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

Subsequent to May 20, 2015 the Company merged with a corporation and, as a result, the Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $1,273,967 which is calculated by multiplying a 34% estimated tax rate by the cumulative net operating loss (NOL) adjusted for the following items:

The components of the Company's deferred tax asset as of December 31, 2015 is as follows:

For the period ended December 31,	2015
Book loss for the year	$(6,850,725)
Adjustments:
Flow-through losses allocated to LLC members prior to merger	2,627,675
Non-deductible debt discount expense	—
Non-deductible portion of meals and entertainment	5,441
Non-deductible portion of stock compensation	470,647
Non-deductible penalties	—
Tax loss for the year	(3,746,962)
Estimated effective tax rate	34%
Deferred tax asset	$(1,273,967)

As of December 31,	2015
Deferred tax asset	$1,273,967
Valuation allowance	(1,273,967)
Current taxes payable	—
Income tax expense	$—

Below is a chart showing the total estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration
2015	$1,273,967	2035
Total	$1,273,967

The Company will file its U.S. federal return for the year ended December 31, 2015 subsequent to the issuance of this filing. No tax returns are currently under examination by any tax authorities.

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14. SUBSEQUENT EVENTS

On January 24, 2016, we issued 200,000 shares of common stock pursuant to the terms of a letter agreement dated July 24, 2015 between our company and a consultant pursuant to which the consultant agreed to provide investor relations services to the Company in consideration of the payment of a monthly fee of $15,000 per month and the issuance of 200,000 shares of our common stock for each six-month term of the agreement. The shares were valued at $1.03 per share or $206,000. The securities were issued to one accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 25, 2016, the Company entered into an amending agreement with the Company’s wholly-owned subsidiary, Epic Stores, LLC, and Epic Store Funding Corp. (the “Funding Corp.”), an entity that is not related to the Company, amending a note purchase agreement dated April 16, 2015, pursuant to which the subsidiary issued Funding Corp. a convertible promissory note dated April 16, 2015 in the principal amount of $200,000, which was to be repaid by the subsidiary to Funding Corp. on or before June 30, 2015. Under the terms of the original note purchase agreement, the subsidiary and Funding Corp. agreed that they would use their commercially reasonable efforts to agree upon the price and other terms of securities of the subsidiary into which Funding Corp. could, at its option, convert the principal and interest of the note and, in the event that they were unable to so agree on or prior to the June 30, 2015, the subsidiary would pay Funding Corp., in addition to any other amounts due and owing under the note, a break-up fee of $50,000. The Company completed the acquisition of the subsidiary on June 24, 2015. Notwithstanding that the subsidiary and Funding Corp. had not agreed to conversion terms by June 30, 2015, the fee was not paid. Pursuant to the terms of the amending agreement entered into on January 25, 2016:

(a)	the maturity date for repayment of the note was changed from June 30, 2015 to December 31, 2015;
(b)	the Company agreed to the pay Funding Corp. the fee of $50,000 on or prior to January 8, 2016, plus accrued interest at a rate of 23% per annum beginning on July 1, 2015, until the date of payment in full of the fee and any accrued but unpaid interest thereon, which accrued interest will be payable on the last day of each calendar month with the first such payment made on December 31, 2015; and
(c)	if all amounts owing under the note and the fee, including all accrued but unpaid interest thereon, have not been wired to Funding Corp. on or prior to February 2, 2016, the Company would be required to pay Funding Corp. an additional $25,000 on February 2, 2016, with interest at the rate of 23% per annum to accrue with respect to such $20,000 effective as of February 2, 2016 in the event such payment is not made on February 2, 2016.

In consideration of the foregoing amendments, the Company agreed to issue Funding Corp., at the time of full repayment of all amounts owing in connection with the note:

(a)	145,000 stock purchase warrants, plus
(b)	commencing on January 8, 2016, 1,000 warrants per day until the date of repayment of all amounts owing under the note.

Each warrant will be exercisable into one share of the Company’s common stock at a price of $1.02 per share until the date that is two years from the date of issuance.

On January 29, 2016, the Company entered into a securities purchase agreement dated January 27, 2016 with Old Main Capital, LLC (“Old Main”), pursuant to which Old Main agreed to purchase an aggregate of up to $500,000 in subscription amount corresponding to an aggregate of up to $543,478 in principal amount of 10% senior secured convertible promissory notes due, subject to the terms therein, 12 months from the date of issuance. The purchase will occur in up to four tranches, with the first tranche of $250,000 being closed upon the execution of the purchase agreement, the second tranche of $50,000 occurring within three trading days of the date that a registration statement registering shares of the Company’s common stock issuable upon conversion or redemption of the notes and issuable in lieu of the cash payment of interest on the notes is filed with the SEC, the third tranche of $50,000 occurring within three trading days of the date that the Company receives initial comments from the SEC on such registration statement or the date that the Company is notified by the SEC that such registration statement will not be reviewed, and the fourth tranche of $150,000 occurring within three trading days of the date that such registration statement is declared effective by the SEC. Old Main is not required to fund any of the second through fourth tranches if (a) an event of default occurs, (b) the Company has not timely filed (or obtained extensions and filed within the applicable grace period) all reports other than Form 8-K reports required to be filed pursuant to the Securities Exchange Act of 1934 and (c) the Company’s common stock is not DWAC eligible or subject to a “DTC” chill.

The notes will bear interest at the rate of 10% per annum, which interest amount will be guaranteed for six months and such interest due on the notes for a period of six months will be deemed earned as of the original issue date of the notes. All overdue accrued and unpaid interest to be paid under the notes will incur a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. At any time upon 10 days written notice to the holder of the notes, the Company may prepay any portion of the principal amount of the notes and any accrued and unpaid interest by paying the principal amount of the notes and interest multiplied by 130%. At the earlier of the six month anniversary of the closing date or the effective date of the registration statement described above, the Company must redeem 1/12th of the face amount of the notes and any accrued but unpaid interest on a bi-weekly basis. Such amortization payment may be made, at the Company’s option, in cash or, subject to certain conditions, in shares of the Company’s common stock pursuant to a conversion rate equal to the lower of (a) $0.63 (the “Fixed Conversion Price”) or (b) 54% of the lowest daily volume weighted average price of the Company’s common stock (the “VWAP”) in the 20 consecutive trading days immediately prior to the applicable conversion date. At any time after the issue date of the notes, the holder may convert the notes into shares of the Company’s common stock at the holder’s option. The conversion price will be the Fixed Conversion Price. If the Company sells or issues common stock or certain common stock equivalents at an effective price per share that is lower than the Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

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On January 29, 2016, the Company issued Old Main a note in the principal amount of $271,739 with the original issue date of January 27, 2016 in exchange for $250,000 pursuant to the securities purchase agreement dated January 27, 2016 with Old Main.

On January 29, 2016, the Company also entered into a registration rights agreement dated January 27, 2016 with Old Main pursuant to which the Company is obligated to file a registration statement to register the resale of the shares of the Company’s common stock issuable upon conversion of the notes. The Company also agreed to file the registration statement no later than the 45th calendar day after the initial closing date of January 29, 2016 and to use its best efforts to cause the registration statement to be declared effective as promptly as possible after the filing, but in any event no later than 135th calendar day after the initial closing date of January 29, 2016.

On January 29, 2016, the Company’s subsidiaries jointly and severally agreed to guarantee and act as surety for the payment of the notes issued to Old Main pursuant to a subsidiary guarantee dated January 27, 2016. In addition, on January 29, 2016, the Company and its subsidiaries entered into a security agreement dated January 27, 2016 with Old Main, pursuant to which the Company and its subsidiaries agreed to pledge, grant and hypothecate to Old Main a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the collateral, including all goods, all contract rights and other general intangibles, all accounts, and all investment property and general intangibles respecting ownership and/or other equity interests in each of the Company’s subsidiaries.

On January 29, 2016, the Company issued Old Main an 8% senior convertible promissory note in the principal amount of $500,000 with the original issue date of January 27, 2016 for Old Main’s commitment to the equity line transaction and preparation of the related transaction documents described above. The 8% note bears interest at the rate of 8% per annum. All overdue accrued and unpaid interest to be paid under the 8% note will incur a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. At any time upon 10 days written notice to the holder of the 8% note, the Company may prepay any portion of the principal amount of the 8% note and any accrued and unpaid interest by paying the principal amount of the 8% note and interest multiplied by 130%. At the earlier of the six month anniversary of the original issue date or the date that a registration statement registering shares of the Company’s common stock issuable upon conversion of the 8% note is declared effective by the SEC, the Company must redeem 1/6th of the face amount of the 8% note and any accrued but unpaid interest on a monthly basis. Such amortization payment may be made, at the Company’s option, in cash or, subject to certain conditions, in shares of the Company’s common stock pursuant to the conversion rate equal to the lower of (a) $0.98 (the “8% Fixed Conversion Price”) or (b) 54% of the lowest VWAP in the 10 consecutive trading days immediately prior to the applicable conversion date. At any time after the issue date of the 8% note, the holder may convert the 8% note into shares of the Company’s common stock at the holder’s option. The conversion price will be the 8% Fixed Conversion Price. If the Company sells or issues common stock or certain common stock equivalents at an effective price per share that is lower than the 8% Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

In connection with the above transactions with Old Main, on January 29, 2016, the Company entered into a leak-out agreement dated January 27, 2016 with Conner Clay, pursuant to which it was agreed that Mr. Clay will be entitled to sell shares of the Company’s common stock in an amount equal to not more than 20% of the volume of the Company’s common stock on any given day of trading until the six month anniversary of the date of the leak-out agreement.

On February 26, 2016, the Company issued a secured promissory note to an investor in the principal amount of $256,000. The note carried an original issue discount of $52,000, therefore $204,000 was received by the Company, net of the discount. The loan will be repaid in 147 equal payments of $1,742 and is secured by all assets of the Company. The original issue discount was recorded as a reduction of the principal balance and will be amortized over the life of term of the agreement.

On February 25, 2016, the Company sold an aggregate of 357,143 shares of common stock at a price of US$0.70 per share for gross proceeds of US $250,000. The Company issued the shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which the Company relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

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Amendment to Securities Purchase Agreement

On April 1, 2016, Epic Stores Corp. (“Epic”) entered into an Amendment to Securities Purchase Agreement (the “Amendment to Purchase Agreement”) with Old Main Capital, LLC (“Old Main”), whereby the parties agreed to amend the Securities Purchase Agreement dated as of January 27, 2016 (the “Purchase Agreement”).

Pursuant to the terms of the Amendment to Purchase Agreement, the parties agreed to:

(a)	increase the subscription from up to $500,000 to up to $750,000 corresponding to an aggregate amount of $815,217 in principal amount of Notes. The purchase will occur in up to four tranches, with the first tranche of $250,000 being closed upon the execution of the Purchase Agreement, the second tranche of $250,000 occurring within three trading days after filing of Epic’s Annual Report on Form 10-K, the third tranche of $125,000 occurring the Friday after three (3) trading days after the filing date and the fourth tranche of $125,000 occurring the Friday after three (3) trading days after the date that the Registration Statement is declared effective by the SEC; and

(b)	remove the right of first refusal clause of the Purchase Agreement and add a “Variable Rate Transactions” clause whereby until such time as no Purchaser holds any Notes or Underlying Shares, Epic shall be prohibited from effecting or entering into an agreement to effect any issuance by Epic or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction.

Amendment to Convertible Promissory Notes

On April 1, 2016, Epic entered into an Amendment to Convertible Promissory Notes dated April 1, 2016 (the “Amendment”) with Old Main, amending each of the 8% Senior Convertible Promissory Notes, dated as of January 27, 2016, issued by Epic to Old Main (the “8% Note”) and each of the 10% Senior Secured Convertible Promissory Notes (each, a “10% Note” and together with the 8% Note, a “Note”) issued by Epic to Old Main pursuant to the Purchase Agreement.

There is currently an existing event of default (the “Default”) based on the failure of Epic to file a registration statement by no later than the 45th calendar day after the initial closing date of January 29, 2016.

Pursuant to the Amendment, the parties agreed:

(a)	to amend the conversion price of each of the 10% Notes to be equal to the lower of (i) 64% of the lowest VWAP in the five (5) trading days prior to the closing date, (ii) 50% of the lowest VWAP of the common stock in the thirty (30) trading days prior to the conversion date, or (iii) the conversion price of any other Note;

(b)	to amend the conversion price of each of the 8% Notes to be equal to the lower of (i) 94% of the lowest VWAP during the ten (10) trading days prior to the original issue date, (ii) 50% of the lowest VWAP of the common stock in the thirty (30) trading days prior to the conversion date, or (iii) the conversion price of any other Note; and

(c)	waive the Default.

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Amendment to Registration Rights Agreement

On April 1, 2016, Epic entered into an Amendment to Registration Rights Agreement (the “Amendment to Registration Rights Agreement”) with Old Main, whereby the parties agreed to amend the Registration Rights Agreement dated as of January 27, 2016 (the “Registration Rights Agreement”).

Pursuant to the terms of the Amendment to Registration Rights Agreement, the parties agreed to:

(a)	add a new definition for “Notes”, which includes the addition of (i) that certain 8% Senior Convertible Promissory Note in the principal amount of $500,000 issued by Epic to Old Main on January 27, 2016 and (ii) that certain 10% Senior Secured Convertible Promissory Note in the principal amount of $266,000 issued by Epic to Old Mail on April 1, 2016;

(b)	add a requirement that if the Initial Registration Statement is not filed within fifteen (15) calendar days after Epic filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, then (i) the outstanding principal amount of each Note shall be automatically increased by 10%, and (ii) the definition of “Alternate Conversion Price” in each of the Notes shall be automatically amended to read as follows: “’Alternate Conversion Price’ means 40% of the lowest VWAP in the thirty (30) days prior to the Conversion Date”.

Issuance of New Notes

On April 1, 2016, Epic issued Old Main a new 10% Note in the principal amount of $271,739 with the original issue date of April 1, 2016 in exchange for $250,000 pursuant to the Amended Purchase Agreement. The 10% Notes will bear interest at the rate of 10% per annum, which interest amount will be guaranteed for six months and such interest due on the 10% Notes for a period of six months will be deemed earned as of the original issue date of the 10% Notes. All overdue accrued and unpaid interest to be paid under the Notes will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. At any time upon 10 days written notice to the holder of the 10% Notes, Epic may prepay any portion of the principal amount of the 10% Note and any accrued and unpaid interest by paying the principal amount of the 10% Notes and interest multiplied by 130%. At the earlier of the six months anniversary of the closing date or the SEC Effective Date, Epic must redeem 1/12th of the face amount of the 10% Notes and any accrued but unpaid interest on a bi-weekly basis. Such amortization payment may be made, at the option of Epic, in cash or, subject to certain conditions, in common stock of Epic pursuant to the conversion rate equal to the lower of (i) 64% of the lowest daily volume weighted average price of common stock of Epic (the “VWAP”) in the 5 trading prior to the closing date (the “Fixed Conversion Price”), (ii) 50% of the lowest VWAP of the common stock in the thirty (30) trading days prior to the conversion date, or (iii) the conversion price of any other Note. At any time after the issue date of the Notes, the holder may convert the Notes into shares of common stock of Epic at the holder’s option. The conversion price will be the Fixed Conversion Price. If Epic sells or issues its common stock or certain common stock equivalents at an effective price per share that is lower than the Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

Old Main is an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)), and in issuing the above securities to Old Main, we relied on and intend to rely on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

Assignment and Exchange Note

On April 1, 2016, Epic and Epic Stores LLC, a wholly-owned subsidiary of Epic, entered into an Assignment and Exchange Agreement with Old Main, pursuant to which Epic Stores LLC agreed to assign certain Loan Agreement dated as of February 26, 2016 (the “Old Main Loan”) between Epic Stores LLC and Old Main to Epic, Old Main agreed to surrender the Old Main Loan to Epic Stores Corp. and, in exchange, we agreed to issue Old Main a 10% Note (the “Exchange Note”) in the principal amount of $266,000 with the original issue date of April 1, 2016. On April 1, 2016, we issued the Exchange Note to Old Main. We issued the Exchange Note, relying on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act.

ZSL Assignment agreement

Effective April 5, 2016, we entered into an Assignment Agreement (the “Assignment Agreement”) with Titan Investments, LLC (“Titan”) and ZSL Trust Dated March 12, 2010 (“ZSL”), whereby ZSL agreed to assume our debt to Titan in the amount of $450,000 (the “Loan”). Titan is an entity jointly controlled by Brian Davidson.

As consideration for the assumption of the Loan by ZSL, we agreed to issue a convertible note (the “Note”) to ZSL in the principal amount of $450,000. The Note will have a maturity date of September 30, 2016 and bear interest at the rate of 4% per annum. The principal amount of the Note and accrued interest thereon will be convertible, at the option of ZSL, into shares of our common stock at a conversion price of $0.90 per share.

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Management’s Discussion and Analysis of Financial Condition
and Results of Operations

General

The following management’s discussion and analysis should be read in conjunction with our audited annual and unaudited interim financial statements, and the related notes thereto, that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors”.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We were incorporated in the State of Nevada on April 30, 2012 under the name “SBOR, Inc.”. Following incorporation, our business related to managing the renovation, upgrades and maintenance of real estate properties. In 2013, we decided to explore alternative business opportunities in order to maximize stockholder value. As a result, we entered into the Exchange Agreement with Epic, which closed on June 24, 2015.

Following the closing of the Exchange Agreement, our company commenced operating the business carried on by Epic, which is that of a second hand goods retailer that operates second hand retail stores in the United States. Epic offers high quality, on-trend second hand clothing, accessories and household products at affordable prices.

Because the operations and assets of Epic represent substantially our entire business and operations as a result of the closing of the Exchange Agreement, our management’s discussion and analysis contained in this annual report is based on Epic’s operations.

Product Development

We are a retailer and wholesaler of second hand merchandise, from clothing and linens to housewares and furniture. Products for our business are collected through various means. We purchase a large volume of product from local and regional suppliers. Although we purchase approximately one third of our merchandise through a single agent, we do not maintain any exclusive commitments to purchase from any one supplier. The balance of product is provided by offering fundraisers to local schools, churches and other charitable organizations.  We provide funding to these organizations in exchange for the received product.

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Results of Operations

Results of Operations for the Years Ended December 31, 2015 and 2014

	Year Ended December 31, 2015 ($)	Year Ended December 31, 2014 ($)
Retail revenues	6,456,593	5,207,572
Percent increase/(decrease) from prior year	23.98%	65.13%
Comparable store sales increase/(decrease)(1)	(19.61)%	5.98%
Wholesale revenues	223,943	389,522
Cost of revenues	1,587,566	1,753,496
Gross profits	5,092,970	3,843,598
Total operating expenses	11,676,145	7,991,762
Loss from operations	6,583,175	4,148,164
Net loss	6,850,725	4,156,334

(1)	Comparable store sales include sales from all stores that have been open for 12 consecutive full fiscal months in both periods being compared. Stores closed for an extended period are not included in comparable store sales calculations, while stores remodeled and minor expansions not requiring store closure remain in the calculations.

Same store sales

During the year ended December 31, 2015, same store sales decreased by 19.61%, from $3,511,412 in 2014 to $2,822,828 in 2015. The decrease was mainly a result of a lack of funding resulting in a decrease in marketing and inventory purchases.

During the year ended December 31, 2014, same store sales increased by 5.98%, from $2,666,541 in 2013 to $2,825,980 in 2014. The increase was mainly a result of an increase of customer awareness of existing locations.

Revenues

During the years ended December 31, 2015 and 2014, we primarily derived our revenues from retail and wholesale sales of second hand goods.

Our retail revenues increased by $1,249,021, or 24%, in the year ended December 31, 2015, as compared to the year ended December 31, 2014. The increase was primarily due to opening of new retail locations.

Our wholesale revenues decreased by $165,579, or 42.5%, in the year ended December 31, 2015, as compared to the year ended December 31, 2014. The decrease was primarily due to a market-wide decrease in the value of wholesale goods.

Gross Profit

Gross profit as a percentage of total revenues for the year ended December 31, 2015 was 76%, as compared to 68.6% for the year December 31, 2014. The increase in gross profit was due to the Company obtaining inventories from lower cost providers.

Cost of Goods Sold

Cost of revenue decreased by $165,930, or 9.5%, in the year ended December 31, 2015, as compared to the year ended December 31, 2014. The decrease in cost of revenue was primarily due to the Company obtaining inventories from lower cost providers.

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Operating Expenses

Operating expenses for the year ended December 31, 2015 were $11,676,145 compared to $7,991,762 for the year ended December 31, 2014. The overall increase in the operating expenses was primarily attributable to an increase in payroll and related expenses to $5,194,742 (2014: $3,160,763), rent expenses to $2,996,529 (2014: $1,742,232), professional fees to $1,169,644 (2014: $799,490) and depreciation and amortization expense to 269,087 (2014: $151,710) offset by a decrease in general and administrative expenses to $2,046,143 (2014: $2,137,567). The increase in payroll and related expenses was primarily due to the Company opening additional retail locations.

The following table sets out a summary of our general and administrative expenses for the year ended December 31, 2015, as compared to the year ended December 31, 2014:

	December 31
	2015($)	2014($)
Office expenses	484,499	509,855
Repairs and maintenance	50,507	145,073
Shipping and freight	333,955	328,434
Utilities	316,067	229,947
Advertising	157,670	221,623
Supplies	126,212	250,857
IT expenses	140,458	214,519
Merchant fees	155,166	127,950
Insurance	163,702	78,248
Travel	108,314	18,130
Donations	—	5,669
Bad debt	9,643	7,262
Total	2,046,143	$2,137,567

Interest

Interest expense increased from $16,073 in the year ended December 31, 2014 to $285,661 in the year ended December 31, 2015. The increase was due to an increase in debt financing obtained by the Company.

Other Income

Other income increased from $7,903 in the year ended December 31, 2014 to $18,111 in the year ended December 31, 2015. The increase was due to an increase in the sales of fixed assets.

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Liquidity and Financial Condition

Working Capital

The following table provides selected financial data about our company as of December 31, 2015 and December 31, 2014.

	December 31, 2015 ($)	December 31, 2014 ($)
Cash	—	$142,034
Total Assets	1,654,594	$1,659,376
Total Liabilities	4,873,264	$2,539,527
Working Capital (Deficiency)	(3,218,670)	$(609,576)

Our working capital decreased as of December 31, 2015 as compared to December 31, 2014 due to an increase in accounts payable and accrued liabilities of $963,657 (2015: $1,739,310; 2014: 775,653), a decrease in cash of $142,034 (2015: $Nil, 2014: $142,034), a decrease in inventory of $140,676 (2015: $76,433; 2014: $217,109), an increase in accounts payable to related parties of $158,189 (2015: $213,721; 2014: $55,532), an increase in Notes payable – current portion of $703,914 (2015: $703,914; 2014: $Nil, an increase in Loans from related parties of $231,938 (2015: $231,938; 2014: $Nil), offset by a decrease in equipment loan – current portion of $204 (2015: $39,601; 2014: $39,805).

Cash Flows

	Year Ended
	December 31, 2015	December 31, 2014

Cash Flows Used in Operating Activities	$4,050,786	$2,536,598
Cash Flows Provided by (Used by) Investing Activities	$457,690	$827,476
Cash Flows Provided by (Used by) Financing Activities	$4,366,442	$3,282,697
Net Increase(Decrease) in Cash During Period	$142,034	$81,377

Cash Flows from Operating Activities

Operating activities used cash of $4,050,786 during the year ended December 31, 2015, as compared to $2,536,598 during the year ended December 31, 2014. The increase in cash used by operating activities was primarily due to an increase in net loss offset mainly by depreciation and amortization, stock based compensation, an increase in deferred rents, and an increase in accounts payable.

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Cash Flows from Investing Activities

Investing activities used cash of $457,690 during the year ended December 31, 2015, as compared to $827,476 for the year ended December 31, 2014. The decrease in cash used in investing activities was primarily due to decrease in investments in tenant improvements and fixtures for store under construction.

Cash Flows from Financing Activities

Financing activities provided cash of $4,366,442 during the year ended December 31, 2015, as compared to $3,282,697 during the year ended December 31, 2014. The increase in cash from financing activities was primarily due to an increase in proceeds from issuance of common stock and proceeds from debt financing, off-set by dividends paid to stockholders and debt repayments.

Cash Requirements

We believe that cash flow from operations will not meet our present and near-term cash needs and thus we will require additional cash resources, to be derived through the sale of equity or debt securities, or otherwise, to meet our planned capital expenditures and working capital requirements for the next 12 months.

We estimate that our capital needs over the next 12 months will be $3,000,000 to $4,500,000. We will require additional cash resources to invest in fixtures, equipment and leasehold improvements for our planned expansion, and to provide working capital to newly opened stores for personnel and marketing costs until the stores reach market saturation and cashflow positively. Our current cash is being used to fund day to day expenses at our retail stores.

We currently require additional capital to fund our ongoing operations and planned expansion. If our own financial resources and then current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Going Concern

Our auditors issued a going concern opinion on our audited financial statements for the year ended December 31, 2015. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  There is no assurance we will ever reach this point. Our financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The continuation of our business is dependent upon obtaining further financing and achieving more profitable operations. If we issue additional equity securities, the equity interests of our current or future stockholders could be significantly diluted. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain additional financing through private placements, and/or bank financing or other loans necessary to support our working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operation, financial position or cash flow.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Effective September 28, 2015, our board of directors approved the dismissal of RBSM LLP and the engagement of Seale & Beers CPAs, LLC as our independent registered public accounting firm, as further described in our current report on Form 8-K filed with the SEC on October 8, 2015.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by the board of directors and hold office until their death, resignation or removal from office. Information regarding our current directors and executive officers is set forth in the table below.

Name	Position	Age	Date First Elected or Appointed
Brian Davidson	President, Chief Executive Officer, Secretary, Treasurer and Director	43	June 24, 2015
Bob Riggs	Chief Operating Officer and Director	51	June 24, 2015
Zachary Bradford	Chief Financial Officer and Director	30	June 24, 2015
Wayne Riggs	Director	53	June 24, 2015

Pursuant to the terms of the Rights Agreement entered into on June 24, 2015, Belloc Pty Ltd, has the right, as investor nominee on behalf of the investors to the June 2015 Private Placement, to appoint a nominee to our board of directors from time to time until June 24, 2018. As of the date hereof, it has not elected to do so and no existing director currently serves in such capacity.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Brian Davidson, President, Chief Executive Officer, Secretary, Treasurer and Director

Mr. Davidson has been the Chief Executive Officer of Epic since January 1, 2015. He manages a team of more than 200 employees and professionals operating in four states. Mr. Davidson originally joined Epic in 2010 as one of the managing partners of the company. Over the last five years, Mr. Davidson has been involved with the development of Epic and its expansion. Previously, Mr. Davidson was the Vice President of Construction for Riggs Contracting, Inc., a commercial construction company, from 2000 through 2010. Mr. Davidson oversaw business operations and over 800 employees operating in six states, performing heavy commercial concrete and underground utility operations in projects ranging in value from $500,000 to $12 million. Mr. Davidson obtained his Bachelor of Science degree from the University of Cincinnati in Construction Management in 1995.

We believe that Mr. Davidson is qualified to serve as an officer and director of our company because of his knowledge of our current operations and his education and business experience described above.

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Bob Riggs, Chief Operating Officer and Director

Mr. Riggs is the Chief Operating Officer of Epic and was a co-founder of the company in 2010. He has been responsible for Epic’s operational performance since inception. Mr. Riggs works across the country to set clear plans, establish priorities, allocate resources and drive accountability through measurement. He is responsible for driving Epic’s growth of the business. Previously, Mr. Riggs led Construction Field Operations for Riggs Contracting, Inc., a commercial construction company with over 800 employees operating in six states, performing heavy commercial concrete and underground utility operations. Construction grew $100 million in annual revenue in twelve years under his direction. Over the last five years, Mr. Riggs has been involved with the employee and product development of Epic during its expansion.

We believe that Mr. Riggs is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

Zachary Bradford, Chief Financial Officer and Director

Mr. Bradford was appointed our Chief Financial Officer in March 2015, however he has been involved in the implementation and improvement of our accounting and financial reporting processes, and has overseen our financing and accounting departments, on a consulting basis since 2014. Mr. Bradford has served as the managing partner of Bluechip Accounting, LLC, a public accounting and consulting firm in Las Vegas, Nevada, since 2013. In his role as managing partner, he has served as a consultant for several companies in both the public and private sectors. He has also served as the Chief Financial Officer and a director of Stratean Inc., a patented gasification technology company for creating electricity and liquid fuels from waste listed on the OTCQB, since February 2014. From 2011 to 2013, he was a senior auditor for SEC reporting companies at a PCAOB registered accounting firm. Mr. Bradford earned a Bachelor of Science in Accounting in 2011 and a Masters of Accountancy in 2012 from Southern Utah University. He earned his Certified Public Accountant designation in Nevada in 2014, became a member of the American Institute of Certified Public Accountants in 2014 and a Chartered Global Management Accountant in 2015.

We believe that Mr. Bradford is qualified to serve as an officer and director of our company because of his knowledge of our current operations and his education and business experience described above.

Wayne Riggs, Director

Mr. Riggs is in business development for Epic. He provides research and insight on new markets for expansion, along with analysis on competitor’s performance operating in our space. Mr. Riggs also reviews performance metrics from operating stores, working with those stores to increase performance and add new techniques. Previously, he was the President of a commercial construction company from 1993 through 2010, and grew the business from start up to over $100 million annual revenue by 2008. Mr. Riggs was the founder of the commercial concrete construction company, Riggs Contracting, Inc. He started the business in 1993 and, with the assistance of Bob Riggs and Brian Davidson, was able to grow the company by building on relationships and expanding into alternate markets.

We believe that Mr. Riggs is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experience described above.

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Family Relationships

Bob Riggs and Wayne Riggs are brothers. Other than the foregoing, there are no family relationships among our directors or officers.

Term of Office

Our directors cease to hold office immediately before their election at an annual general meeting or their appointment by the unanimous resolution of our shareholders, but are eligible for re-election or re-appointment. Notwithstanding the foregoing, our directors hold office until their successors are elected or appointed, or until their deaths, resignations or removals. Our officers hold office at the discretion of our board of directors, or until their deaths, resignations or removals.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers have been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
4.	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
5.	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
6.	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	each of our principal executive officers;
(b)	each of our two most highly compensated executive officers who were serving as executive officers as at December 31, 2015; and
(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer as at December 31, 2015,

who we will collectively refer to as “named executive officers”, are set out in the following summary compensation table:

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compens- ation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
John Kitchen(1) Former President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	2015 2014	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil
Linda Miller(2) Former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	2015 2014	N/A 13,353	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A 13,353
Paul Medley(3) Former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director	2015 2014	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A
Brian Davidson(4) President, Chief Executive Officer, Secretary, Treasurer and Director	2015 2014	140,00076,000	Nil Nil	85,613 88,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	225,613 164,000(8)
Bob Riggs(5) Chief Operating Officer and Director	2015 2014	146,667128,000	Nil Nil	117,645Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	264,312 128,000(8)
Zachary Bradford(6) Chief Financial Officer and Director	2015 2014	33,000 Nil	Nil Nil	13,718 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	46,718(9)Nil
Wayne Riggs(7) Director	2015 2014	106,66765,000	Nil Nil	253,671 165,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	360,338 230,000(8)
(1)	Mr. Kitchen was appointed as a director on April 30, 2012 and as President, Chief Executive Officer, Chief Financial Officer and Treasurer of our company on May 2, 2012. Mr. Kitchen resigned from all of his positions on September 22, 2014.
(2)	Ms. Miller was appointed as a director on April 30, 2012 and as Secretary on May 2, 2012. On September 22, 2014, Ms. Miller was also appointed as President, Chief Executive Officer, Chief Financial Officer and Treasurer. Ms. Miller resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on March 30, 2015 and as a director on March 31, 2015.
(3)	Mr. Medley was appointed as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and as a director of our company on March 30, 2015. Mr. Medley resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on June 24, 2015 and as a director on June 25, 2015.
(4)	Mr. Davidson was appointed as President, Chief Executive Officer, Secretary, Treasurer and director on June 24, 2015 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Davidson reflects management fees paid by Epic, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(5)	Mr. Riggs was appointed as Chief Operating Officer and director on June 24, 2015 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Riggs reflects management fees paid by Epic, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(6)	Mr. Bradford was appointed as Chief Financial Officer and director on June 24, 2015 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Bradford reflects management fees paid by Epic, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(7)	Mr. Riggs was appointed as a director on June 24, 2015 in connection with the closing of the Exchange Agreement. The amount set out in the table above for Mr. Riggs reflects management fees paid by Epic, which became our wholly-owned subsidiary on the closing of the Exchange Agreement.
(8)	In addition to the amount set forth herein, in the years ended December 31, 2014 and 2014, Epic entered into a management consulting agreement with Titan Investments, LLC, an entity jointly held by Wayne Riggs, Brian Davidson, and Bob Riggs, to assist in the management of Epic, perform market research and assist with the negotiations of lease agreements. During the years ended December 31, 2014 and 2013, Titan Investments, LLC received compensation of $380,912 and $295,258, respectively, for consulting services. Subsequent to the year ended December 31, 2014, the Company terminated its consulting agreement with Titan Investments, LLC.
(9)	In addition to the amount set forth herein, in the year ended December 31, 2015, Epic entered into a management consulting agreement with Blue Chip Accounting, LLC, an entity of which 50% is controlled by Zachary Bradford, to perform ongoing accounting services. During the year ended December 31, 2015, Blue Chip Accounting, LLC received compensation of $175,511 for accounting and consulting services.

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Employment or Consulting Agreements

Our company and Epic have entered into employment or consulting agreements with certain executive officers and directors, which have the terms set out below.

Brian Davidson and Bob Riggs are each currently paid $160,000 per annum, pursuant to employment agreements dated January 1, 2015 with Epic. Pursuant to the employment agreements, each of Brian Davidson and Bob Riggs are entitled to company health benefits, the grant of stock options at the discretion of Epic and one week paid vacation after their first year of service and two weeks’ vacation after their second year of service. The employment agreements are also subject to a 90 day initial performance review to be followed by yearly reviews.  Performance reviews weigh highly on sales performance of all retail stores.

Wayne Riggs was paid $160,000 per annum, pursuant to an employment agreement dated January 1, 2015 with Epic. Pursuant to the employment agreement, Wayne Riggs is entitled to company health benefits, the grant of stock options at the discretion of Epic and one week paid vacation after his first year of service and two weeks’ vacation after his second year of service. The employment agreements are also subject to a 90 day initial performance review, which has not yet been completed, to be followed by yearly reviews.  Performance reviews weigh highly on sales performance of all retail stores. As of September 15, 2015, this employment arrangement was terminated due to budget cuts. Mr. Riggs will continue to provide director services on a consulting basis and may invoice the company for his time at a rate yet to be negotiated.

During the years ended December 31, 2014 and 2013, Epic entered into a consulting agreement having a one year term with Wayne Riggs, pursuant to which Mr. Riggs agreed to serve as the Manager of Epic. Under the terms of the agreement, during the years ended December 31, 2014 and 2013, Mr. Riggs was to receive annual compensation of $230,000 and $116,667, respectively, for management and business development services. During the years ended December 31, 2014 and 2013, he received actual compensation of $65,000 and $81,667, respectively. On December 31, 2014, Epic settled $165,000 of unpaid compensation due to Mr. Riggs through the issuance of 291,176 shares of Epic’s common stock. On December 31, 2013, Epic settled $35,000 of unpaid compensation due to Mr. Riggs through the issuance of 61,765 shares of Epic’s common stock.

During the years ended December 31, 2014 and 2013, Epic entered into a consulting agreement, having a one year term, with Brian Davidson, pursuant to which Mr. Davidson agreed to serve as the Chief Executive Officer of Epic. Under the terms of the agreement, during the years ended December 31, 2014 and 2013, Mr. Davidson was to receive annual compensation of $164,000 and $118,800, respectively, for management and business development services. During the years ended December 31, 2014 and 2013, he received actual compensation of $76,000 and $106,800, respectively. On December 31, 2014, Epic settled $88,000 of unpaid compensation due to Mr. Davidson through the issuance of 155,294 shares of Epic’s common stock. On December 31, 2013, Epic settled $12,000 of unpaid compensation due to Mr. Davidson through the issuance of 21,176 shares of Epic’s common stock.

During the years ended December 31, 2014 and 2013, Epic entered into a consulting agreement, having a one year term, with Bob Riggs, pursuant to which Mr. Riggs agreed to serve as the Chief Operating Officer of Epic. During the years ended December 31, 2014 and 2013, Mr. Riggs received annual compensation of $128,000 and $86,143, respectively, for management and business development services.

During the years ended December 31, 2014 and 2013, Epic entered into a management consulting agreement with Titan Investments, LLC, an entity jointly held by Wayne Riggs, Brian Davidson, and Bob Riggs, to assist in the management of Epic, perform market research and assist with the negotiations of lease agreements.  During the years ended December 31, 2014 and 2013, Titan Investments, LLC received compensation of $380,912 and $295,258, respectively, for consulting services. Subsequent to the year ended December 31, 2014, we terminated our consulting agreement with Titan Investments, LLC.

Mr. Bradford was appointed as the Chief Financial Officer of Epic on March 3, 2015. In connection with Mr. Bradford’s appointment, Epic entered into a consulting agreement with Bluechip Advisors LLC (“Bluechip”), a company in which Mr. Bradford holds a 50 percent interest, having a term from March 1, 2015 through February 28, 2016, pursuant to which Bluechip agreed to provide Epic with Mr. Bradford’s services as Chief Financial Officer for base compensation of $5,500 per month, plus pre-approved travel (if required) and out-of-pocket expenses. The agreement is for a term of one year from March 1, 2015 to February 28, 2016, and will automatically renew at the end of the one-year term unless cancelled by either party. The agreement may be cancelled by either party with 60 days’ written notice.

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Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

We had no equity awards outstanding of December 31, 2015.

Compensation of Directors

Except as set out herein, no director who is not otherwise a named executive officer, received or accrued any compensation for his or her services as a director since our inception or the inception of Epic. We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

LEGAL PROCEEDINGS

Other than as set out below, and other than ordinary routine litigation incidental to our business or proceedings that involve primarily a claim for damages in an amount that does not exceed 10% of our current assets, we know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

On October 2, 2015, HH-Poca Fiesta, LLC (“HH”) commenced an action against our company in the Maricopa County Superior Court, Arizona, related to a lease dated October 7, 2013 with respect to one of our former retail premises, located at 1110 West Southern Avenue, Suite 20, in Mesa, Arizona. On January 5, 2016, we entered into a settlement agreement dated January 5, 2016 with HH with respect to the settlement of such claim.

Pursuant to the terms of the settlement agreement, HH has agreed to settle its claims against our company in exchange for payment of $200,000, which is to be paid according to the following schedule: (i) $17,000 on or before January 5, 2016 (which has been paid); (ii) $2,000 on or before January 11, 2016 (which has been paid); (iii) $2,000 each week thereafter until March 7, 2016; and (iv) the remaining $165,000 on or before March 11, 2016 (each, a “Settlement Installment”).

In connection with the foregoing, we agreed to deliver an executed stipulation to judgment to HH, which provides for the entry of a judgment in the lawsuit in favor of HH in the amount of $335,000. In the event that any of the Settlement Installments are not made in the time provided in the settlement agreement (after giving effect to any applicable grace periods), HH will be entitled to immediately file the stipulation with the court, and lodge the judgment for immediate entry by the court, provided that the amounts of any Settlement Installments we have previously paid will be deemed payments against the judgment. Assuming we pay all Settlement Installments as provided in the settlement agreement, HH will destroy the executed stipulation and the lawsuit will be dismissed, and HH will release our company from any claims related to the lawsuit, the lease and the leased premises.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 12, 2016, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors, named executive officers of our company (as defined in the “Executive Compensation” section below), and current executive officers, and by our current directors and executive officers as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Brian Davidson 24654 North Lake Pleasant Parkway Suite 103-269 Peoria, AZ 85383	Common Stock	1,878,188(3)	4.9%
Zachary Bradford 8778 South Maryland Parkway Suite 110 Las Vegas, NV 89123	Common Stock	300,943(4)	0.8%
Bob Riggs 20805 North 19th Avenue, Suite 2 Phoenix, AZ 85027	Common Stock	2,580,893(5)	6.7%
Wayne Riggs 20805 North 19th Avenue, Suite 2 Phoenix, AZ 85027	Common Stock	5,565,042(6)	14.5%
Directors and Officers as a group (4 persons)		10,325,166(7)	26.7%
Water Tigers, LLC 7183 North Via de Amigos Scottsdale, AZ 85258	Common Stock	2,187,363(8)	5.7%
Clay Land, LLC 10645 North Tatum Boulevard Suite 445 Phoenix, AZ 85028	Common Stock	3,540,888(9)	9.2%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Percentage of common stock is based on 38,823,120 shares of our common stock issued and outstanding, on an undiluted basis, as of May 12, 2016, plus, for each person, such number of warrants held by such person as are exercisable within 60 days.

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(3)	These securities are registered in the name of Wild West Raised LLP (“Wild West”), a company controlled by Mr. Davidson. Includes 112,610 warrants held by Wild West which are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $1.02 per share, until June 24, 2018. 219,522 of the shares have been deposited into escrow pursuant to the terms of an escrow agreement dated June 24, 2015, however, Mr. Davidson continues to exercise investment, voting and dispositive power over such shares. Mr. Davidson also holds a 20% interest in Atlas.
(4)	247,726 of these securities are registered in the name of Bluechip Accounting LLC (“Bluechip”), a company controlled by Mr. Bradford, and 35,174 are registered in the name of ZRB Holdings, Inc. (“ZRB”), a company controlled by Mr. Bradford. Includes 18,043 warrants held by ZRB which are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $1.02 per share, until June 24, 2018. The shares registered in the name of ZRB have been deposited into escrow pursuant to the terms of an escrow agreement dated June 24, 2015, however, Mr. Bradford continues to exercise investment, voting and dispositive power over such shares.
(5)	Includes 154,742 warrants held by Mr. Riggs which are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $1.02 per share, until June 24, 2018. 301,654 of the shares have been deposited into escrow pursuant to the terms of an escrow agreement dated June 24, 2015, however, Mr. Riggs continues to exercise investment, voting and dispositive power over such shares.
(6)	These securities are registered in the name of Pinnacle Investments, LLLP (“Pinnacle”), a company controlled by Mr. Riggs. Includes 333,663 warrants held by Pinnacle which are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $1.02 per share, until June 24, 2018. 650,440 of the shares have been deposited into escrow pursuant to the terms of an escrow agreement dated June 24, 2015, however, Mr. Riggs continues to exercise investment, voting and dispositive power over such shares. Mr. Riggs also holds an 80% interest in Atlas.
(7)	Includes an aggregate of 619,058 warrants held by the persons set forth in the table above that are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $1.02 per share, until June 24, 2018. An aggregate of 1,171,616 of the shares have been deposited into escrow pursuant to the terms of an escrow agreement dated June 24, 2015.
(8)	Water Tigers LLC is controlled by David Epp. Includes 130,816 warrants which are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $1.02 per share, until June 24, 2018. 255,659 of the shares have been deposited into escrow pursuant to the terms of an escrow agreement dated June 24, 2015, however, Mr. Epp continues to exercise investment, voting and dispositive power over such shares.
(9)	Clay Land, LLC is controlled by Scott Clay. Includes 212,301 warrants which are exercisable within 60 days, each of which is exercisable into one share of our common stock at a price of $1.02 per share, until June 24, 2018. 413,857 of the shares have been deposited into escrow pursuant to the terms of an escrow agreement dated June 24, 2015, however, Mr. Clay continues to exercise investment, voting and dispositive power over such shares.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons, Promoters, and Certain Control Persons

Other than as disclosed below, there has been no transaction, since January 1, 2013, and there are currently no proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets, at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

•	any director or executive officer of our company;

•	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of our common stock;

•	any of our promoters and control persons; and

•	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

As of December 30, 2014 and 2013, we were obligated to stockholders of our company for non-interest bearing demand loans with a balance of $39,999 and $nil, respectively.

From time to time, the stockholders (formerly members) of Epic advanced funds to support its operations through Titan Investments LLC. As of December 31, 2014 and 2013, the outstanding balance of advanced funds were $89,000 and $37,000, respectively.  The advances were to be due on demand and did not bear interest. On May 19, 2015, the members agreed to settle the outstanding balance of the debt in the amount of $89,000 in exchange for the issuance of one unit of Atlas.

From time to time, members of the Company have advanced funds to support its operations through Titan Investments L.L.C. As of December 31, 2015, the outstanding balance of advanced funds was $231,938, respectively. The advances are due on demand and do not bear interest. Subsequent to the fiscal year ending December 31, 2015 Titan advanced an additional $559,488, net of repayments to support our Operations. ZSL Trust purchased $450,000 of this debt through the issuance of a convertible note. As of the date of this filing $109,488 remains payable to Titan Investments. All advances are due on demand and do not bear interest.

During the year ended December 31, 2015, Dynamic Solutions Nevada LLC (“Dynamic”), an entity 21.25% controlled by Brian Davidson, an officer, director and shareholder of the Company, 21.25% owned by Bob Riggs, an officer, director and shareholder of the Company and 21.25% owned by Pinnacle investments, LLLP a shareholder of the company, acted as the general contractor for tenant improvements performed at several of the Company’s stores. The total billings related to these tenant improvements during the year ending December 31, 2015 was $52,535. As of December 31, 2015, all balances due were paid in full.

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On March 3, 2015, Epic Corp. appointed Zachary Bradford to serve as the Chief Financial Officer (“CFO”) of Epic Corp., and Mr. Bradford subsequently became the Chief Financial Officer of the Company upon closing of the Exchange Agreement on June 24, 2015. In connection with this appointment, The Company also entered into certain agreements with Bluechip Advisors LLC (“Bluechip”), a company in which Mr. Bradford holds a 50 percent interest pursuant to which the Company agreed to pay Bluechip a consulting fee of $5,500 per month, plus expenses incurred, in exchange for Mr. Bradford’s CFO services. The Company also entered into certain agreements with Bluechip, having a term from March 1, 2015 through February 28, 2016, pursuant to which Bluechip agreed to provide controller and accounting services for base fee compensation of $8,000 per month, plus expenses, plus an additional fee of $200 per month for each operating store over five open during the month of service. The Company also entered into a further agreement with Bluechip pursuant to which Bluechip agreed to provide services to the Company in connection with the preparation of financial statements and other public filings in connection with the closing of the Exchange Agreement, as further described in Note 1, for fees of $55,000. The Company also entered into a further agreement with Bluechip pursuant to which Bluechip agreed to provide services to the Company in connection with the preparation of financial statements and other public filings subsequent to the Exchange agreement for $2,000 a month. $46,960 in unpaid fees related to the above engagements were due as of December 31, 2015.

Atlas Global, LLC is a company controlled by Brian Davidson and Wayne Riggs who also serve as officers of the Company. The Company has first right of refusal to purchase all inventory collected by Atlas Global that meets the Company’s quality standards. The Company purchases this inventory at a fixed rate of $0.36 per pound.

Atlas is responsible for payment of its own obligations and the Company has no responsibility in this regard. If the Company does not pay Atlas for the products the Company acquires from it, Atlas may have no way to cover its costs as it does not have any other significant customers, but the Company has no obligation to purchase from Atlas and no obligation to provide it with financial support in the event it is required.

As of December 31, 2015 and December 31, 2014, $213,721 and $55,532 were payables due to Atlas for inventory received.

During the years ended December 31, 2015 and 2014, the Company purchased inventory from Atlas of $435,576 and $1,764,315, respectively.

Planet Green, LLC is a company controlled by a family member of Wayne Riggs, a director of the Company. The Company purchases inventory collected by Planet Green, LLC that meets the Company’s quality standards. The Company purchases this inventory at a fixed rate of $0.36 per pound. The Company has no obligation to purchase from Planet Green, LLC. Planet Green, LLC is also solely responsible for payment of its own obligations and the Company has no responsibility and no obligation to provide it with financial support in the event it is required.

As of December 31, 2015 and December 31, 2014, $152,826 and $12,773 were payables due to Planet Green, LLC for inventory received.

During the years ended December 31, 2015 and 2014, the Company purchased inventory from Planet Green, LLC of $279,177 and $69,142, respectively.

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Director Independence

We currently act with four directors, consisting of Brian Davidson, Bob Riggs, Zachary Bradford and Wayne Riggs. Our common stock is quoted on the OTCQB marketplace, operated by OTC Markets Group Inc. The OTCQB marketplace is neither a stock exchange nor self-regulatory organization, and is not itself regulated by the Financial Industry Regulatory Authority (FINRA) or the SEC. As such, it does not impose director independence requirements on companies quoted on the OTCQB. However, under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of a company, or any parent or subsidiary of such company, or was, at any time during the past three years, employed by the company, or any parent or subsidiary of such company. Also a director is not independent if a director is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer. Using this definition of independent director, we have no independent directors.

Compensation for Executive Officers and Directors

For information regarding compensation for our executive officers and directors, see the section entitled “Executive Compensation”.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consent of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports and other information with the SEC. Such filings are available to the public on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You may also read and copy any materials we file with the SEC at the SEC’s public reference room. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

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8,115,566 Shares

EPIC STORES CORP.

Common Stock

Prospectus

_____________, 2016

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INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The Selling Stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the Selling Stockholders’ legal counsel applicable to the sale of their respective shares. All of the amounts shown are estimates, except for the SEC registration fees.

SEC Registration Fees	$1,078.75
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	20,000
Miscellaneous	5,000
Total	$31,078.75

Indemnification of Directors and Officers

The Nevada Revised Statutes provide that:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

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The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Our bylaws provide for the mandatory indemnification of our directors and officers to the fullest extent legally permissible under the Nevada Revised Statutes from time to time against all expenses, liability and loss reasonably incurred or suffered by such person in connection with he or she having been or being a party to, threatening to be made a party to, or involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the company. Advance payment of expenses by the company to such director or officer, as these expenses are incurred in defending a civil or criminal action, suit or proceeding, are subject to an undertaking by or on behalf of the director or officer to repay the amount of such payment if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by our company. The right of indemnification under our bylaws is not exclusive of any other right to indemnification a director or an officer may have.

Our bylaws allow us to purchase and maintain insurance on behalf of any person who is or was a director or officer of our company against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person. We have not purchased such insurance.

Recent Sales of Unregistered Securities

On May 2, 2012, we issued 416,667 shares of common stock to an officer and director at a price of $0.012 per share for total consideration of $5,000. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended.

On June 12, 2012, we issued 416,667 shares of common stock to an officer and director at a price of $0.012 per share for total consideration of $5,000. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended.

In January 2013, we issued 150,000 shares of common stock at a price of $0.06 per share. The shares were issued to two investors in reliance on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On December 4, 2014, we issued 104,167 units to one non-US investor at a price of $0.24 per unit for total consideration of $25,000. Each unit consisted of one share of our common stock and one transferable share purchase warrant, each of which was to be exercisable into one share of our common stock at a price of $0.24 per share until December 4, 2016. The units were issued pursuant to Regulation S, as promulgated under the Securities Act of 1933, as amended. The 104,167 warrants were cancelled effective June 24, 2015 in connection with the closing of the Exchange Agreement.

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On June 24, 2015, in connection with the closing of the Exchange Agreement, we issued the stockholders of Epic: (i) 19,959,975 shares of our common stock, on the basis of 0.737 of our shares for each Epic share, and (ii) 1,133,813 warrants, each of which is exercisable into one share of our common stock at a price of $1.02 per share until June 24, 2018. The securities were issued to 17 accredited investors (as that term is defined in Regulation D of the Securities Act of 1933, as amended) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 24, 2015, concurrently with the closing of the Exchange Agreement, we completed a private placement financing pursuant to which we issued an aggregate of 2,631,477 units at a price of $0.882 per unit for gross proceeds of $2,320,959, of which $770,959 was satisfied by settlement of a bridge loan in the principal amount of $750,000, plus accrued interest thereon, made by a subscriber to Epic prior to the closing of the Exchange Agreement. Each unit consisted of one share of common stock in the capital of our company and one transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one share of our common stock at a price of $1.02 per warrant share until June 24, 2018. The securities were issued to 12 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective October 7, 2015, we issued 1,250,000 units to one non-US investor at a price of $0.20 per unit for total consideration of $250,000. Each unit consisted of one share of our common stock and one transferable share purchase warrant, each of which is exercisable into one share of our common stock at a price of $0.30 per share until October 7, 2017. The units were issued pursuant to Regulation S, as promulgated under the Securities Act of 1933, as amended.

Effective December 2, 2015, we issued 1,250,000 units to one non-US investor at a price of $0.20 per unit for total consideration of $250,000. Each unit consisted of one share of our common stock and one transferable share purchase warrant, each of which is exercisable into one share of our common stock at a price of $0.30 per share until December 2, 2017. The units were issued pursuant to Regulation S, as promulgated under the Securities Act of 1933, as amended.

On November 20, 2015, we issued 200,000 shares of common stock to Vista Partners LLC (“Vista”) pursuant to the terms of a letter agreement dated July 24, 2015 between our company and Vista pursuant to which Vista agreed to provide investor relations services to our company in consideration of the payment of a monthly fee of $15,000 per month and the issuance of 200,000 shares of our common stock for the initial six month term of the agreement. The shares were valued at $0.64 per share or $128,000. The securities were issued to one accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On November 20, 2015, we issued 40,000 shares of common stock pursuant to the terms of an investor relations consulting agreement having an effective date of September 1, 2015 between our company and Hayden IR, LLC (“Hayden”), pursuant to which Hayden agreed to provide investor relations services to the Company in consideration of: (i) the payment to Hayden of a monthly fee of $3,500 per month for the first three months of the term, $5,000 per month for months four through six of the term, $7,500 per month for months seven through ten of the term, and $8,500 per month for months eleven through thirteen of the term; and (ii) the issuance to Hayden of 40,000 shares of common stock in the capital of the Company. The shares were valued at $0.64 per share or $25,600.

Effective December 10, 2015, we issued 500,000 shares of our common stock to one investor at a price of $0.30 per share for total consideration of $150,000. The securities were issued to an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective December 31, 2015, we issued 500,000 shares of our common stock to one investor at a price of $0.30 per share for total consideration of $150,000. The securities were issued to an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On January 24, 2016, we issued 200,000 shares of common stock to Vista Partners LLC (“Vista”) pursuant to the terms of a letter agreement dated July 24, 2015 between our company and Vista pursuant to which Vista agreed to provide investor relations services to our company in consideration of the payment of a monthly fee of $15,000 per month and the issuance of 200,000 shares of our common stock for each six-month term of the agreement. The shares were valued at $1.06 per share or $212,000. The securities were issued to one accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

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On January 25, 2016, we entered into an amending agreement (the “Amending Agreement”) with our wholly-owned subsidiary, Epic Stores, LLC (the “Subsidiary”), and Epic Store Funding Corp. (the “Lender”) amending a note purchase agreement dated April 16, 2015 (the “Note Purchase Agreement”), pursuant to which the Subsidiary issued the Lender a convertible promissory note dated April 16, 2015 (the “Note”) in the principal amount of $200,000, which was to be repaid by the Subsidiary to the Investor on or before June 30, 2015.

Under the terms of the Note Purchase Agreement, the Subsidiary and the Investor agreed that they would use their commercially reasonable efforts to agree upon the price and other terms of securities of the Subsidiary into which the Lender could, at its option, convert the principal and interest of the Note and, in the event that they were unable to so agree on or prior to the June 30, 2015, the Subsidiary would pay the Lender, in addition to any other amounts due and owing under the Note, a break-up fee of $50,000 (the “Fee”). We completed the acquisition of the Subsidiary on June 24, 2015. Notwithstanding that the Subsidiary and the Lender had not agreed to conversion terms by June 30, 2015, the Fee was not paid.

Pursuant to the terms of the Amending Agreement

(a)	the maturity date for repayment of the Note was changed from June 30, 2015 to December 31, 2015;

(b)	we agreed to the pay the Lender the Fee of $50,000 on or prior to January 8, 2016, plus accrued interest at a rate of 23% per annum beginning on July 1, 2015, until the date of payment in full of the Fee and any accrued but unpaid interest thereon, which accrued interest will be payable on the last day of each calendar month with the first such payment made on December 31, 2015; and

(c)	if all amounts owing under the Note and the Fee, including all accrued but unpaid interest thereon, have not been wired to the Lender on or prior to February 2, 2016, we will be required to pay the Lender an additional $25,000 on February 2, 2016, with interest at the rate of 23% per annum to accrue with respect to such $20,000 effective as of February 2, 2016 in the event such payment is not made on February 2, 2016.

In consideration of the foregoing amendments, we agreed to issue the Lender at the time of full repayment of all amounts owing in connection with the Note:

(a)	145,000 stock purchase warrants, plus

(b)	commencing on January 8, 2016, 1,000 warrants per day until the date of repayment of all amounts owing under the Note.

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Each warrant will be exercisable into one share of our common stock at a price of $1.02 per share until the date that is two years from the date of issuance.

The Lender is a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and an accredited investor (as that term is defined in Regulation D of the Securities Act of 1933, as amended), and in issuing the warrants to the Lender, we intend to rely on the exemption from the registration requirements of the Securities Act of 1933, as amended provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of Securities Act of 1933, as amended.

Pursuant to a securities purchase agreement dated January 27, 2016, as amended April 1, 2016 (the “Purchase Agreement”), with Old Main Capital, LLC (“Old Main”), Old Main agreed to purchase an aggregate of up to $750,000 in subscription amount corresponding to an aggregate of up to $815,217 in principal amount of 10% senior secured convertible promissory notes (the “10% Notes”) due, subject to the terms therein, 12 months from the date of issuance. The purchase is to occur in up to four tranches, of which the first tranche of $250,000 closed upon the execution of the Purchase Agreement, the second tranche of $250,000 closed on April 1, 2016 (being within three trading days after filing of our annual report on Form 10-K for the year ended December 31, 2015), the third tranche of $125,000 to occur on the Friday after three trading days after the date that a registration statement (the “Registration Statement”) registering shares of our common stock issuable upon conversion or redemption of the 10% Notes and issuable in lieu of the cash payment of interest on the 10% Notes is filed with the Securities and Exchange Commission (the “SEC”), and the fourth tranche of $125,000 to occur on the Friday after three trading days of the date that the Registration Statement is declared effective by the SEC. Old Main is not required to fund any of the second through fourth tranches if: (a) an event of default occurs, (b) we have not timely filed (or obtained extensions and filed within the applicable grace period) all reports other than Form 8-K reports required to be filed pursuant to the Securities Exchange Act of 1934 and (c) our common stock is not DWAC eligible or is subject to a “DTC” chill.

The 10% Notes will bear interest at the rate of 10% per annum, which interest amount will be guaranteed for six months and such interest due on the 10% Notes for a period of six months will be deemed earned as of the original issue date of the 10% Notes. All overdue accrued and unpaid interest to be paid under the 10% Notes will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. At any time upon 10 days written notice to the holder of the 10% Notes, we may prepay any portion of the principal amount of the 10% Notes and any accrued and unpaid interest by paying the principal amount of the 10% Notes and interest multiplied by 130%. At any time after the issue date of the 10% Notes, the holder may convert the 10% Notes into shares of our common stock at the holder’s option. The conversion price will be equal to the lower of (i) $0.63 (the “10% Fixed Conversion Price”), (ii) 50% of the lowest daily volume weighted average price of our common stock (the “VWAP”) in the 30 trading days prior to the conversion date, or (iii) the conversion price of any other 10% Note. If we sell or issue any common stock or certain common stock equivalents at an effective price per share that is lower than the 10% Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

On January 29, 2016, we issued Old Main a 10% Note in the principal amount of $271,739 with the original issue date of January 27, 2016, as amended on April 1, 2016, in exchange for $250,000 pursuant to the Purchase Agreement. On April 1, 2016, we issued Old Main a 10% Note in the principal amount of $271,739 with the original issue date of April 1, 2016 in exchange for $250,000 pursuant to the Purchase Agreement.

Pursuant to a registration rights agreement dated January 27, 2016, as amended April 1, 2016, with Old Main, we are obligated to file a Registration Statement to register the resale of the shares of our common stock issuable upon conversion of: (i) the 10% Notes issued or to be issued pursuant to the Purchase Agreement, (ii) the 8% Note (as defined below), and (iii) a 10% Note (the “Exchange Note”) in the principal amount of $266,000 with the original issue date of April 1, 2016 issued pursuant to an assignment and exchange agreement dated April 1, 2016 among Epic Stores Corp., Epic Stores LLC and Old Main.

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On January 29, 2016, our subsidiaries jointly and severally agreed to guarantee and act as surety for the payment of the 10% Notes issued or to be issued pursuant to the Purchase Agreement pursuant to a subsidiary guarantee dated January 27, 2016. In addition, on January 29, 2016, Epic Stores Corp. and its subsidiaries entered into a security agreement dated January 27, 2016 with Old Main, pursuant to which Epic Stores Corp. and its subsidiaries agreed to pledge, grant and hypothecate to Old Main a perfected, first priority security interest in and to, a lien upon, and a right of set-off against, all of their respective right, title and interest of whatsoever kind and nature in and to, the collaterals, including all goods, all contract rights and other general intangibles, all accounts, and all investment property and general intangibles respecting ownership and/or other equity interests in each subsidiary of Epic Stores Corp..

On January 29, 2016, we issued Old Main an 8% senior convertible promissory note (the “8% Note”) in the principal amount of $500,000 with the original issue date of January 27, 2016, as amended April 1, 2016, for Old Main’s commitment to the equity line transaction and preparation of the related transaction documents. The 8% Note bears interest at the rate of 8% per annum. All overdue accrued and unpaid interest to be paid under the 8% Note will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law. At any time upon 10 days written notice to the holder of the 8% Note, we may prepay any portion of the principal amount of the 8% Note and any accrued and unpaid interest by paying the principal amount of the 8% Note and interest multiplied by 130%. At any time after the issue date of the 8% Note, the holder may convert the 8% Note into shares of our common stock at the holder’s option. The conversion price will be equal to the lower of (i) $0.98 (the “8% Fixed Conversion Price”), (ii) 50% of the lowest VWAP in the 30 trading days prior to the conversion date, or (iii) the conversion price of any other 8% Note. If we sell or issue any common stock or certain common stock equivalents at an effective price per share that is lower than the 8% Fixed Conversion Price, the conversion price will be reduced to equal to such lower price.

Old Main is an accredited investor (as that term is defined in Regulation D of the Securities Act), and in issuing the above securities to Old Main, we relied on and intend to rely on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D promulgated thereunder and/or Section 4(a)(2) of the Securities Act.

On April 1, 2016, Epic Stores Corp. and Epic Stores LLC, a wholly-owned subsidiary of Epic Stores Corp., entered into an Assignment and Exchange Agreement with Old Main, pursuant to which Epic Stores LLC agreed to assign certain Loan Agreement dated as of February 26, 2016 (the “Old Main Loan”) between Epic Stores LLC and Old Main to Epic, Old Main agreed to surrender the Old Main Loan to Epic Stores Corp. and, in exchange, we agreed to issue Old Main the Exchange Note. On April 1, 2016, we issued the Exchange Note to Old Main. We issued the Exchange Note, relying on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act.

On February 25, 2016, we sold an aggregate of 357,143 shares of common stock at a price of US$0.70 per share for gross proceeds of US$250,000. We issued the shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Effective April 5, 2016, we entered into an Assignment Agreement (the “Assignment Agreement”) with Titan Investments, LLC (“Titan”) and ZSL Trust Dated March 12, 2010 (“ZSL”), whereby ZSL agreed to assume our debt to Titan in the amount of $450,000 (the “Loan”). Titan is an entity jointly controlled by Brian Davidson, President, Chief Executive Officer, Secretary, Treasurer and director of our company.

As consideration for the assumption of the Loan by ZSL, we agreed to issue a convertible note (the “Note”) to ZSL in the principal amount of $450,000. The Note will have a maturity date of September 30, 2016 and bear interest at the rate of 4% per annum. The principal amount of the Note and accrued interest thereon will be convertible, at the option of ZSL, into shares of our common stock at a conversion price of $0.90 per share.

We issued and intend to issue these securities in reliance on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

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Exhibits

The following exhibits are incorporated by reference herein:

Exhibit No.	Description
(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession
2.1	Share exchange agreement dated as of June 24, 2015 by and among our company, Epic Stores Corp. and the stockholders of Epic Stores Corp. (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our registration statement on Form S-1, as filed on February 26, 2013)
3.2	Bylaws (incorporated by reference from our registration statement on Form S-1, as filed on February 26, 2013)
3.3	Articles of Merger dated effective December 20, 2013 (incorporated by reference from our current report on Form 8-K, as filed on December 21, 2013)
3.4	Certificate of Change dated effective December 20, 2013 (incorporated by reference from our current report on Form 8-K, as filed on December 21, 2013)
3.5	Certificate of Change dated effective December 30, 2013 (incorporated by reference from our current report on Form 8-K, as filed on December 21, 2013)
3.6	Articles of Merger dated effective August 18, 2015 (incorporated by reference from our current report on Form 8-K, as filed on August 19, 2015)
3.7	Certificate of Change dated effective August 18, 2015 (incorporated by reference from our current report on Form 8-K, as filed on August 18, 2015)
(5)	Opinion regarding Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1	Share cancellation agreement dated June 24, 2015 between our company and John Kitchen (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.2	Share cancellation agreement dated June 24, 2015 between our company and Linda Miller (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)

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10.3	Warrant cancellation agreement dated June 24, 2015 between our company and Paul Medley (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.4	Form of subscription agreement for units dated June 24, 2015 (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.5	Investor rights agreement among our company, Belloc Pty Ltd and the subscribers to the concurrent financing (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.6	Voting agreement dated June 24, 2015 among our company and each of the former stockholders of Epic (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.7	Escrow agreement dated June 24, 2015 among our company, Doney Ventures, Inc. and certain former stockholders of Epic (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.8	Management agreement dated January 1, 2015 between Epic and Brian Davidson (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.9	Management agreement dated January 1, 2015 between Epic and Bob Riggs (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.10	Management agreement dated January 1, 2015 between Epic and Wayne Riggs (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.11	Consulting agreement dated March 3, 2015 between Epic and Bluechip Advisors LLC with respect to the provision of services as Chief Financial Officer by Zach Bradford (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.12	Consulting agreement dated March 3, 2015 between Epic and Bluechip Advisors LLC with respect to the provision of controller and accounting services (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.13	Consulting agreement dated March 3, 2015 between Epic and Bluechip Advisors LLC with respect to the provision of SEC financial reporting services (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
10.14	Form of subscription agreement for units dated effective October 7, 2015 (incorporated by reference from our registration statement on Form S-1/A, as filed on December 10, 2015)
10.15	Form of subscription agreement for units dated effective November 20, 2015 (incorporated by reference from our registration statement on Form S-1/A, as filed on December 10, 2015)
10.16	Form of subscription agreement for units dated effective December 10, 2015 (incorporated by reference from our registration statement on Form S-1/A, as filed on January 21, 2016)
10.17	Form of subscription agreement for units dated effective December 31, 2015 (incorporated by reference from our registration statement on Form S-1/A, as filed on January 21, 2016)
10.18	Settlement agreement dated January 5, 2016 among HH-Poca Fiesta, LLC, Epic, Epic Stores, L.L.C. and Epic Stores, LLC. (incorporated by reference from our current report on Form 8-K, as filed on January 13, 2016)
10.19	Amending Agreement dated January 25, 2016 (incorporated by reference from our current report on Form 8-K, as filed on February 2, 2016)

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10.20	Securities Purchase Agreement dated January 27, 2016 (incorporated by reference from our current report on Form 8-K, as filed on February 4, 2016)
10.21	10% Senior Secured Convertible Promissory Note Due January 27, 2017 (incorporated by reference from our current report on Form 8-K, as filed on February 4, 2016)
10.22	Registration Rights Agreement dated January 27, 2016 (incorporated by reference from our current report on Form 8-K, as filed on February 4, 2016)
10.23	Security Agreement dated January 27, 2016 (incorporated by reference from our current report on Form 8-K, as filed on February 4, 2016)
10.24	Subsidiary Guarantee dated January 27, 2016 (incorporated by reference from our current report on Form 8-K, as filed on February 4, 2016)
10.25	8% Senior Convertible Promissory Note Due January 27, 2017 (incorporated by reference from our current report on Form 8-K, as filed on February 4, 2016)
10.26	Leak-Out Agreement dated January 27, 2016 (incorporated by reference from our current report on Form 8-K, as filed on February 4, 2016)
10.27	Secured Promissory Note dated February 26, 2016 (incorporated by reference from our current report on Form 8-K, as filed on March 2, 2016)
10.28	Amendment to Securities Purchase Agreement dated April 1, 2016 (incorporated by reference from our current report on Form 8-K, as filed on April 6, 2016)
10.29	Amendment to Registration Rights Agreement dated April 1, 2016 (incorporated by reference from our current report on Form 8-K, as filed on April 6, 2016)
10.30	Amendment to Convertible Promissory Notes dated April 1, 2016 (incorporated by reference from our current report on Form 8-K, as filed on April 6, 2016)
10.31	10% Senior Secured Convertible Promissory Note Due April 1, 2017 (incorporated by reference from our current report on Form 8-K, as filed on April 6, 2016)
10.32	Assignment and Exchange Note dated April 1, 2016 (incorporated by reference from our current report on Form 8-K, as filed on April 6, 2016)
10.33	10% Senior Convertible Promissory Note in the principal amount of $266,000 due April 1, 2017 (incorporated by reference from our current report on Form 8-K, as filed on April 6, 2016)
10.34	Assignment Agreement dated April 5, 2016 (incorporated by reference from our current report on Form 8-K, as filed on April 11, 2016)
10.35	Convertible Promissory Note dated April 5, 2016 issued to ZSL Trust Dated March 12, 2010 (incorporated by reference from our registration statement on Form S-1, as filed on April 12, 2016)
(16)	Letter re Change in Certifying Accountant
16.1	Letter from Sadler, Gibb & Associates, LLC (incorporated by reference from our current report on Form 8-K, as filed on June 30, 2015)
16.2	Letter from De Joya Griffith, LLC (incorporated by reference from our current report on Form 8-K, as filed on August 10, 2015)
(21)	Subsidiaries
21.1

Wholly-owned subsidiaries of Epic Stores Corp.:
Epic Stores Corp., a Nevada corporation
Epic Stores, LLC, a Nevada limited liability company
Epic Stores 2 LLC, a Nevada limited liability company
Epic Stores III LLC, a Nevada limited liability company

Variable interest entity of Epic Stores Corp.:
Atlas Global LLC, an Arizona limited liability company

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(23)	Consents of Experts and Counsel
23.1*	Consent of Seale and Beers, CPAs
23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)
(101)	Interactive Data File
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase
101.DEF*	XBRL Taxonomy Extension Definition Linkbase
101.LAB*	XBRL Taxonomy Extension Label Linkbase
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase

*	Filed herewith

Undertakings

The undersigned registrant hereby undertakes:

1.	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933,

ii.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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4.	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

5.	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

iii.	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix in the State of Arizona on May 13, 2016.

EPIC STORES CORP.

By: /s/ Brian Davidson

Brian Davidson

President, Chief Executive Officer and Director

By: /s/ Zachary Bradford

Zachary Bradford

Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Brian Davidson
Brian Davidson
Title:	President, Chief Executive Officer and Director
Date:	May 13, 2016

By:	/s/ Bob Riggs
Bob Riggs
Title:	Chief Operating Officer and Director
Date:	May 13, 2016

By:	/s/ Zachary Bradford
Zachary Bradford
Title:	Chief Financial Officer and Director
Date:	May 13, 2016
By:	/s/ Wayne Riggs
Wayne Riggs
Title:	Director
Date:	May 13, 2016

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